UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

OHIO VALLEY BANC CORP.
(Exact Name of Small Business Issuer as Specified in its Charter)

(Name of person(s) filing proxy statement, if other than registrant)

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ANNUAL MEETING OF SHAREHOLDERS
Wednesday, May 16, 2018

Dear Shareholder:

We take pleasure in inviting you to our Annual Meeting of Shareholders, which will be held on Wednesday, May 16, 2018, at 5:00 p.m., Eastern Daylight Saving Time, at the Morris and Dorothy Haskins Ariel Theatre, 426 Second Avenue, Gallipolis, Ohio.

The Annual Meeting will be held for several purposes:

•	election of directors;
•	approval, in a non-binding vote, of the compensation of the Company's named executive officers;
•	ratification of the selection of the Company's independent registered public accounting firm; and
•	transaction of such other business as may properly come before the meeting.

At the meeting, we will also report to you on our operations during the past year and plans for the future.

The close of business on March 23, 2018 has been fixed as the record date for determination of shareholders entitled to notice of the Annual Meeting and to vote at the Annual Meeting or any adjournment thereof.

The formal Notice of Annual Meeting, the Proxy Statement and a proxy are enclosed or available at http://bit.ly/OVBCdocs, depending on your preference.  After reading the Proxy Statement, please promptly fill in, sign and return to us the enclosed proxy in the envelope provided.  Alternatively, you may submit your proxy electronically by going to the Company's website at http://www.ovbc.com and following the instructions on that website.  We urge you to submit your proxy to ensure that your shares are represented.

Last year, 83% of the Company's shares were represented in person or by proxy at the Annual Meeting.  Please help us exceed last year's participation by signing and returning your proxy or submitting your proxy electronically today.

We hope to see many of you in person at the Annual Meeting.  There will be a social hour beginning at 4:00 p.m.  Hors d'oeuvres and beverages will be served, and we hope you will take this opportunity to become acquainted with the officers and directors of your Company.

Sincerely,

Jeffrey E. Smith    Thomas E. Wiseman
Chairman of the Board President and Chief Executive Officer

Dated:  April 06, 2018

OHIO VALLEY BANC CORP.
P.O. Box 240
Gallipolis, Ohio 45631
1-800-468-6682

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Wednesday, May 16, 2018
5:00 p.m.

Gallipolis, Ohio
April 6, 2018

To the Shareholders of
Ohio Valley Banc Corp.

Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of Ohio Valley Banc Corp. (the "Company") will be held at the Morris and Dorothy Haskins Ariel Theatre, 426 Second Avenue, Gallipolis, Ohio, on Wednesday, the 16th day of May, 2018, at 5:00 p.m., Eastern Daylight Saving Time, for the following purposes:

1.	to elect three directors of the Company, each to serve for a three-year term;

2.	to approve, in a non-binding vote, the compensation of the Company's named executive officers;

3.	to consider and vote upon ratification of the selection of Crowe Horwath LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2018; and

4.	to transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

Only holders of common shares of the Company of record at the close of business on March 23, 2018 will be entitled to vote at the Annual Meeting and any adjournment.

You are cordially invited to attend the Annual Meeting.  The vote of each shareholder is important, whatever the number of common shares held.  Whether or not you plan to attend the Annual Meeting, please submit a proxy promptly.  You may submit a proxy to vote your shares electronically by going to the Company's website at http://www.ovbc.com and following the instructions on that website.  Alternatively, you can request a printed copy of the proxy materials and use the enclosed proxy.  If you attend the Annual Meeting, you may revoke your proxy and vote in person if you are a registered shareholder.  Attendance at the Annual Meeting will not, by itself, constitute revocation of your proxy.
BY ORDER OF THE BOARD OF DIRECTORS

 Jeffrey E. Smith
Chairman of the Board

Thomas E. Wiseman
President and Chief Executive Officer

OHIO VALLEY BANC CORP.
P.O. Box 240
Gallipolis, Ohio 45631
1-800-468-6682

April 6, 2018

PROXY STATEMENT

This proxy statement and the accompanying proxy are first being provided on or about April 6, 2018 to the shareholders of Ohio Valley Banc Corp. (the "Company") regarding the Annual Meeting of Shareholders to be held at the Morris and Dorothy Haskins Ariel Theatre, 426 Second Avenue, Gallipolis, Ohio, on Wednesday, May 16, 2018, at 5:00 p.m., Eastern Daylight Saving Time (the "Annual Meeting").

Voting by Proxy

A proxy for use at the Annual Meeting is solicited by the Board of Directors of the Company.  You may ensure your representation by completing, signing, dating and promptly submitting a proxy which will be mailed to you on or about April 18, 2018.  You may also submit your proxy electronically by going to the Company's website at http://www.ovbc.com  and following the instructions on that website. The deadline for transmitting voting instructions electronically via the Internet is 9:00 a.m. Eastern Daylight Saving Time, on May 16, 2018.  Shareholders who submit a proxy via the Internet will incur only their usual Internet access charges, if any.  Without affecting any vote previously taken, you may revoke your proxy at any time before it is voted at the Annual Meeting (1) by giving written notice of revocation to the Secretary of the Company, at the address of the Company set forth on the cover page of this proxy statement; (2) by executing a later-dated proxy that is received by the Company prior to the Annual Meeting or submitting a later-dated proxy via the Internet prior to the deadline for doing so; or (3) if you are the registered owner of your common shares, by attending the Annual Meeting and giving notice of revocation in person.  If your common shares are held in the name of your broker/dealer, financial institution or other holder of record and you wish to revoke your proxy in person, you must bring a letter from the broker/dealer, financial institution or other holder of record indicating how many common shares you held beneficially on March 23, 2018, the record date for voting, and authorizing you to revoke your proxy.  Attendance at the Annual Meeting will not, by itself, constitute revocation of a proxy.

Shares Held in "Street Name"

If you hold your common shares in "street name" with a broker, financial institution or other holder of record, you may be eligible to instruct the voting of your shares via the Internet or by telephone and you may incur costs associated with that process.  If you hold your common shares in "street name," you should review the information provided to you by the holder of record.  This information will describe the procedures to be followed in instructing the holder of record how to vote the street name common shares and how to revoke previously given instructions.
If you hold your common shares in "street name" and wish to vote your shares in person at the Annual Meeting, you must bring a letter or proxy from your broker/dealer, financial institution or other nominee indicating how many common shares you held beneficially on March 23, 2018, and authorizing you to vote your shares on behalf of such record holder.
Who is Entitled to Vote
Only shareholders of record at the close of business on March 23, 2018, are entitled to receive notice of and to vote at the Annual Meeting and any adjournment.  As of March 23, 2018, 4,719,783 common shares were outstanding and entitled to be voted at the Annual Meeting.  Each common share entitles the holder thereof to one vote on each matter submitted to the shareholders at the Annual Meeting.  A quorum for the Annual Meeting is a majority of the outstanding common shares.

Costs of Proxy Solicitation

The Company will bear the costs of preparing, printing and mailing this proxy statement, the proxy and any other related materials, as well as all other costs incurred in connection with the solicitation of proxies on behalf of the Company's Board of Directors, other than the Internet access charges a shareholder may incur if proxy materials are accessed on the internet or if a proxy is appointed electronically.  Proxies will be solicited by mail and may be further solicited, for no additional compensation, by officers, directors or employees of the Company and its subsidiaries by further mailing, telephone, facsimile, electronic mail or personal contact.  The Company will also pay the standard charges and expenses of brokers, voting trustees, financial institutions and other custodians, nominees and fiduciaries, who are record holders of common shares not beneficially owned by them, for forwarding materials to the beneficial owners of common shares entitled to vote at the Annual Meeting.

Employee Stock Ownership Plan Participants
If you are a participant in the Ohio Valley Banc Corp. Employees' Stock Ownership Plan (the "ESOP") and common shares have been allocated to your account in the ESOP, you will be entitled to instruct the trustee of the ESOP how to vote those common shares and you will receive your voting instructions separately.  If you give no instructions to the trustee of the ESOP, the trustee will vote the common shares allocated to your ESOP account in its sole discretion.
Vote Required

Quorum.  Common shares represented by properly executed proxies returned to the Company prior to the Annual Meeting will be counted toward the establishment of a quorum for the Annual Meeting.  A majority of the outstanding common shares of the Company must be represented in person or by proxy at the Annual Meeting to establish a quorum.

Director elections.  The three nominees receiving the greatest number of votes for the class of directors whose terms expire in 2021 will be elected as directors for that term.

Advisory approval of named executive officer compensation.  The affirmative vote of a majority of the shares participating in the voting is required for shareholder advisory approval of the compensation of the Company's named executive officers.

Ratification of selection of independent registered public accounting firm.  The affirmative vote of a majority of the shares participating in the voting is required to ratify the selection of Crowe Horwath LLP as the independent registered public accounting firm.

Effect of broker non-votes and abstentions.  Brokers who hold common shares in street name may, under the applicable regulations of the Securities and Exchange Commission (the "SEC") and the rules of exchanges and other self-regulatory organizations of which the brokers are members, sign and submit proxies for common shares of the Company and may vote such common shares on certain matters.  However, brokers who hold common shares in street name may not vote common shares on other matters without specific instruction from the customer who owns the common shares.  Proxies that are signed and submitted by brokers that have not been voted on certain matters are referred to as representing "broker non-votes."

Broker non-votes and abstentions count toward the establishment of a quorum for the Annual Meeting.  Pursuant to rules of the stock exchanges, member brokers are not permitted to vote without customer instruction with respect to the election of directors and the approval of named executive officer compensation.  Neither broker non-votes nor abstentions will be considered to be participating in the voting and therefore will have no effect on the election of directors, the approval of executive compensation or the ratification of the selection of the independent registered public accounting firm.

Directions to Annual Meeting Location

To obtain directions to attend the Annual Meeting and vote in person, please call Melissa P. Wooten, Assistant Vice President, Shareholder Relations Manager and Trust Officer, at 1-800-468-6682 or 1-740-578-3287.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder
Meeting to Be Held on May 16, 2018

This proxy statement, a sample of the form of proxy provided to shareholders by the Company, and the Company's 2017 Annual Report to Shareholders are available on the Company's website at http://bit.ly/OVBCdocs.

The Annual Report of the Company for the fiscal year ended December 31, 2017, including financial statements, is being made available with this proxy statement.

OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates, as of March 23, 2018, certain information concerning the only shareholders known by the Company to be the beneficial owners of more than five percent (5%) of the outstanding common shares of the Company.

Name and Address	No. of Common Shares and Nature of Beneficial Ownership	Percent of Class (1)

Morris and Dorothy Haskins Foundation, Inc. 1767 Chestnut Street Bowling Green, KY 42101	260,417 (2)	5.52%

The Ohio Valley Bank Company, Trustee for Ohio Valley Banc Corp. Employees' Stock Ownership Plan ("ESOP") 420 Third Avenue P.O. Box 240 Gallipolis, OH 45631	371,651 (3)	7.87%
(1)	The percent of class is based upon 4,719,783 common shares outstanding as of March 23, 2018.

(2)
Based on information contained in a Schedule 13G/A filed with the SEC on February 14, 2018, Carol H. Wedge and Paul D. Wedge, Jr. share voting and dispositive power with respect to the 260,417 common shares as the trustees of the Foundation.

(3)
As of March 23, 2018, all 371,651 shares in the ESOP were allocated to the accounts of ESOP participants.  The Ohio Valley Bank Company (the "Bank") is the trustee of the ESOP and votes all shares allocated to the accounts of participants as directed by the participants to whose accounts such shares have been allocated.  With respect to unallocated shares and allocated shares with respect to which no instructions have been received, the trustee votes such shares in the Trustee's discretion.  The trustee has limited power to dispose of ESOP shares.  The Bank also has sole voting and investment power with respect to 23,566 shares held as trustee for various other trusts.

   The following table furnishes information regarding the beneficial ownership of common shares of the Company, as of March 23, 2018, for each current director, each nominee for election to the Board of Directors, each executive officer named in the Summary Compensation Table and all current directors and executive officers as a group.

Name	No. of Common Shares and Nature of Beneficial Ownership (1)		Percent of Class (2)

Anna P. Barnitz	5,619	(3)	.12%
Kimberly A. Canady	3	(4)	0%
Brent R. Eastman	70,138		1.49%
Katrinka V. Hart-Harris (5)	16,817	(6)	.36%
Harold A. Howe	19,475	(7)	.41%
John G. Jones	129,251	(8)	2.74%
Larry E. Miller, II (5)	15,478	(9)	.33%
Edward J. Robbins	733.02%
Brent A. Saunders	8,210	(10)	.17%
Scott W. Shockey (5)	7,873	(11)	.17%
Jeffrey E. Smith (5)	28,185	(12)	.60%
David W. Thomas	5,166	(13)	.11%
Thomas E. Wiseman (5)	26,152	(14)	.55%

All directors and executive officers as a Group (14 persons)	336,265		7.12%

(1)
Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to all of the common shares reflected in the table.  All fractional common shares have been rounded down to the nearest whole common share.  The Company has never granted options to purchase its common shares.  Shares held in the ESOP are held with voting and shared investment power.  The mailing address for each of the current directors and executive officers of the Company is P.O. Box 240, Gallipolis, Ohio 45631.

(2)	The percent of class is based on 4,719,783 common shares outstanding on March 23, 2018.

(3)	Represents 5,529 common shares held jointly by Mrs. Barnitz and her spouse, as to which she shares voting and investment power, and 90 common shares held by Mrs. Barnitz as custodian for her children.

(4)	Represents common shares held by Mrs. Canady's spouse as custodian for their son.

(5)	Executive officer of the Company.

(6)	Includes 11,249 common shares held for the account of Ms. Hart-Harris in the ESOP.

(7)
Represents 11,945 common shares held jointly by Mr. Howe and his spouse, as to which he shares voting and investment power; 6,902 common shares held in a self-directed individual retirement account at the Bank, as to which the Bank has voting power and Mr. Howe has investment power; and 628 common shares held jointly by Mr. Howe and his children, as to which he shares voting and investment power.

(8)	Includes 1,310 common shares held jointly by Mr. Jones and his spouse, as to which he shares voting and investment power, and 130 common shares held for the account of Mr. Jones in the ESOP.

(9)	Includes 3,757 common shares held jointly by Mr. Miller and his spouse, as to which he shares voting and investment power, and 11,087 common shares held for the account of Mr. Miller in the ESOP.

(footnotes continued on next page)

(10)
Includes 4,199 common shares held jointly by Mr. Saunders and his spouse, as to which he shares voting and investment power, and 243 common shares held in a self-directed individual retirement account, as to which the broker has voting power and Mr. Saunders has investment power.

(11)	Includes 7,247 common shares held for the account of Mr. Shockey in the ESOP.

(12)	Includes 2,638 common shares held by Mr. Smith's spouse, as to which she has sole voting and investment power, and 20,119 common shares held for the account of Mr. Smith in the ESOP.

(13)	Includes 3,335 common shares held jointly by Mr. Thomas and his spouse, as to which he shares voting and investment power.

(14)	Includes 21,462 common shares held jointly by Mr. Wiseman and his spouse, as to which he shares voting and investment power, and 4,432 common shares held for the account of Mr. Wiseman in the ESOP.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company's directors and executive officers, as well as any persons holding more than 10% of the Company's outstanding common shares, are required to report their initial ownership of common shares and any subsequent changes in their ownership to the SEC.  Specific due dates have been established by the SEC for such filings, and the Company is required to disclose in this proxy statement any failure to file by those dates.  Based on its review of  (1) Section 16(a) reports filed on behalf of these individuals for their transactions during the Company's 2017 fiscal year and  (2) documentation received from one or more of these individuals that no annual Form 5 reports were required to be filed by them for the Company's 2017 fiscal year, the Company believes that all Section 16(a) reports were filed timely.

PROXY ITEM 1:  ELECTION OF DIRECTORS

The Company's Board of Directors, divided into three classes, currently has ten directors.  Section 2.02(C) of the Company's Regulations provides that the directors may change the number of directors and fill any vacancy created by an increase in the number of directors (provided that the directors may not increase the number of directors to more than twelve or reduce the number of directors to less than five).

In 1980, the Board of Directors of the Bank adopted a policy that each person becoming a director of the Bank after that date would be expected to retire at the next annual meeting of shareholders of the Bank following the director's 70th birthday.  Since the Company was formed as the holding company of the Bank in 1992, the directors of the Company have followed that same practice, although neither the Company nor the Bank has ever provided such a requirement in its articles of incorporation or regulations or included any such provision in the charter of the Nominating and Corporate Governance Committee.

The Board of Directors proposes that Anna P. Barnitz, Brent R. Eastman and Thomas E. Wiseman be re-elected for a three-year term.  Each nominee was recommended to the Board of Directors by the Nominating and Corporate Governance Committee.  Each person elected as a director at the Annual Meeting will hold office for a term of three years and until his successor is duly elected and qualified or until his earlier resignation, removal from office or death.  The three nominees for election as directors receiving the greatest number of votes will be elected.  Common shares represented by properly executed and returned proxies will be voted FOR the election of the Board of Directors' nominees unless authority to vote for one or more nominees is withheld.  Common shares as to which the authority to vote is withheld will be counted for quorum purposes, but will not be counted toward the election of directors or toward the election of the individual nominees specified on the proxy.

 The following discussion provides certain information, as of March 23, 2018, concerning each nominee for election as a director of the Company.

Nominees for Election for Terms Expiring In 2021

Anna P. Barnitz, Age 55
Director of the Bank since 2001; Director of the Company since 2003

Mrs. Barnitz has served since 1988 as the Treasurer and Chief Financial Officer at Bob's Market and Greenhouses, Inc., a multimillion dollar wholesale distributor of horticultural products with retail landscaping stores.   From 1985 until 1988, she served as a Senior Auditor for Charleston National Bank and Key Centurion Bancshares.  In the early 1990's, she served on the BankOne N.A. Point Pleasant, West Virginia Board.  She also served on the Bank's West Virginia Advisory Board for over 17 years.  She is a member of the Company's Executive and Audit Committees, serving as Secretary on the Audit Committee.  In addition, she serves as Chair of the Compensation and Management Succession Committee and is a member of the Board Enterprise Risk Committee and is also a member of the Bank's Executive Committee, Information Technology Steering Committee, and Asset Quality Oversight Committee.  Mrs. Barnitz's financial expertise coupled with her audit and banking background makes her an ideal board member.

Brent R. Eastman, Age 55
Director of the Bank and the Company since April 1, 2016

Mr. Eastman has been the President and a co-owner of Ohio Valley Supermarkets since 2005.  He also is a partner and co-owner of Eastman Enterprises, a land and development company which began in 1996.  Ohio Valley Supermarkets operates 11 retail store locations with 300 employees in southeastern Ohio and western West Virginia.  Mr. Eastman has served as a director of the Gallia County Agricultural Society for 17 years and has been a member of the Gallia County Board of Health for 9 years.  The Board of Directors of the Company believes Mr. Eastman is a valuable addition to the Board due to his retail experience and knowledge of the Company's market area.  Mr. Eastman is a member of the Company's Audit Committee and Board Enterprise Risk Committee.

Thomas E. Wiseman, Age 59
Director of the Bank and the Company since 1992

Mr. Wiseman has been the President and Chief Executive Officer (CEO) of the Company since May 2012.  He served as the President and Chief Operating Officer (COO) of the Company from January 2010 until May 2012.  Mr. Wiseman has also been the President of the Company's subsidiary, Ohio Valley Financial Services Agency, LLC, since March 2010.  From 1980 until becoming the President and COO of the Company, Mr. Wiseman served as the President of The Wiseman Agency, Inc., a successful insurance and financial services company. The agency operates primarily in the same footprint as does the Company, which gives Mr. Wiseman a unique perspective of the Company's market.  Mr. Wiseman has over 30 years of risk management experience, working with a variety of businesses from small retail stores to nationally recognized companies.  He has extensive experience in analyzing risk both on the balance sheet as well as the income statement.  Mr. Wiseman has served as the past president of the Independent Insurance Agents of Ohio, Gallia County Area Chamber of Commerce, Gallipolis Rotary Club, and Gallia County Community Improvement Corporation, of which he is currently a member.  He has been a past director of the Independent Insurance Agents and Brokers of America, Southeastern Ohio Regional Council, University of Rio Grande (Emerson E. Evans School of Business), Century Surety Insurance Company, French Art Colony and Holzer Vanguard.  Mr. Wiseman has been the past chairman of the United Way of Gallia County and the Care Committee for new schools.  Presently, he serves on the Ohio Bankers League Board and the Holzer Health System Board.  Mr. Wiseman served as the Company's Lead Independent Director from 2005 until 2010.  He is the Chairman of the Company's Executive Committee and a member of the Management Enterprise Risk Committee.  Mr. Wiseman is also a member of the following Bank committees: Executive (Chair), Asset Liability and Officers' Loan.

The Board of Directors recommends that shareholders vote FOR the election of the above nominees.

While it is contemplated that all nominees will stand for election, if one or more nominees at the time of the Annual Meeting should be unavailable or unable to serve as a candidate for election as a director, the individuals designated as proxy holders reserve full discretion to vote the common shares represented by the proxies they hold for the election of the remaining nominees and for the election of any substitute nominee or nominees designated by the Board of Directors.  The Board of Directors knows of no reason why any of the nominees named above will be unavailable or unable to serve if elected to the Board.

The following discussion provides certain information concerning the current directors who will continue to serve after the Annual Meeting.  Unless otherwise indicated, each individual has had the same principal occupation for more than five years.

Directors With Terms Expiring In 2019

Harold A. Howe, Age 67
Director of the Bank since 1998; Director of the Company since 2005

Mr. Howe is a self-employed businessman with an emphasis in real estate investment and rental property.  He also owns several small businesses in the Jackson, Ohio area.  As such he understands the demands and needs of small businesses, which are a key constituent of the Company.  Mr. Howe has 30 years of banking experience with the former Jackson Savings Bank, serving as president for 8 of those years.  During his tenure at Jackson Savings Bank, Mr. Howe presided over the Jackson Savings Bank's conversion to a stock company as well as the sale of Jackson Savings Bank to the Company in December 1998 and its subsequent merger into the Company in November 2000.  Because of Mr. Howe's background and experience, he is very familiar with the various challenges that must be overcome to be successful in the financial services industry.  He is very active in the community of Jackson, Ohio, serving as President of the Jackson Community Improvement Corporation as well as being a member of the Metropolitan Housing Board.  Mr. Howe is a member of a number of community organizations, such as Rotary, Elks, Moose and Jaycees.  Mr. Howe is a member of the following committees of the Company: Executive, Compensation and Management Succession, Nominating and Corporate Governance, and the Investment and Advisory Committee for the ESOP.  Mr. Howe is also a member of the Executive Committee and Trust Committee of the Bank.

Edward J. Robbins, Age 55
Director of the Bank and the Company since February 28, 2017

Mr. Robbins has been the President and Chief Executive Officer of Ohio Valley Veneer, Inc. since the company was founded in 1990.  He currently owns and operates three sawmills in Piketon, Ohio, along with additional sawmills in Peebles, Ohio; Greenup, Kentucky; and Maynardville, Tennessee.  In the spring of 2014, Mr. Robbins expanded his green lumber business to include the manufacturing of dry lumber and flooring through the acquisition of Taylor Lumber Worldwide, Inc.  He expanded again in the fall of 2015 when he began operations in Waverly, Ohio, as Ohio Valley Stave, Inc., producing the staves for barrels manufactured at Speyside Bourbon Cooperage in Jackson, Ohio.  The addition of Mr. Robbins to the Board secures an inside prospective from the Pike County business community.  Mr. Robbins is a member of the Nominating and Corporate Governance Committee of the Company.

Jeffrey E. Smith, Age 68
Director of the Bank since 1987; Director of the Company since 1992

Mr. Smith has been Chairman of the Board of the Company since May 2012.  He served as Chairman and Chief Executive Officer (CEO) of the Company from January 2010 until May 2012.  Between April 2000 and December 2009, he served as the Company's President and CEO.  He has been employed in numerous capacities with the Company since 1973.  Mr. Smith is a member of the Executive and Management Enterprise Risk Committees, and an Ex Officio member of the Company's Board Enterprise Risk Committee.  In addition, he is a member of the Executive, Trust and Asset Liability Committees of the Bank.   He served on the American Bankers Association's Community Bankers Council as a member of the Administrative Committee, and in 2014 served as Chairman of the Council.  Mr. Smith is a past Chairman of the University of Rio Grande Board of Trustees and has served as a member of the University of Rio Grande Board of Trustees for 32 years.  Throughout his career, Mr. Smith has served on the boards of a number of community and nonprofit organizations.

Directors With Terms Expiring in 2020

Kimberly A. Canady, Age 59
Director of the Bank and the Company since February 28, 2017

Mrs. Canady, an attorney, is a member of both the North Carolina and Ohio State Bar Associations. Her work history includes experience as a lab technician for Bell Pharmacal of Greenville, South Carolina; a clerkship for the police attorney in Winston-Salem; and attorney for Womble, Carlyle, Sandridge and Rice in Winston-Salem.  She earned a bachelor's degree in chemistry from Vanderbilt University. She attended law school at Wake Forest University in Winston-Salem, North Carolina, and received her Doctor of Jurisprudence degree in 1984.  Since 2013, Mrs. Canady has been trustee and owner of Canady Farms, LLC, totaling approximately 1,400 acres primarily in Fayette County, Ohio.  Mrs. Canady's practical experience in the risks associated with farm operations and her legal education and experience provide a unique ability to assess the risks associated with the financial services industry in rural America.  She serves on the Company's Audit Committee and is a member of the Investment and Advisory Committee for the Profit Sharing Retirement Plan.

John G. Jones, Age 69
Director of the Bank and the Company since August 5, 2016

Mr. Jones, a lifelong resident of Jackson County, Ohio, joined the United States Navy after high school.  Completing four years of service to his country, he returned to his hometown, Wellston, Ohio, and accepted a job as a teller at The Milton Banking Company ("Milton Bank") and a 45 year career in banking was born.  He is a graduate of the Ohio Bankers Association's School of Banking at Ohio University as well as the American Bankers Association's School of Banking at the University of Wisconsin.  Throughout his tenure, his vision for the bank helped it grow from a single office to five.  In 1998, he was instrumental in forming the Milton Bancorp, Inc. ("Milton Bancorp"), the holding company that owned Milton Bank until its merger with Ohio Valley Bank.  Mr. Jones served as President and Chief Executive Officer of Milton Bancorp and Milton Bank from March 1998 until the merger in August 2016.  Since the Milton Bancorp merger, Mr. Jones served as President of the Milton Bank Division of Ohio Valley Bank until his retirement in January 2018.  In December 2016, he was appointed by the President of the Ohio Senate to serve on the Ohio Public Works Commission.  Mr. Jones's 45 year banking career, serving in positions ranging from teller to Chief Executive Officer of a commercial bank, provides ample experience of the risks and rewards of a bank holding company.

Brent A. Saunders, Age 60
Director of the Bank since 2001; Director of the Company since 2003

Mr. Saunders began practicing law in Gallia County, Ohio in 1983.  In 1985, he became a partner in the law firm of Halliday, Sheets and Saunders.  In addition, he has held several public positions, including Gallipolis City Solicitor and Gallia County Prosecuting Attorney.  Mr. Saunders' fields of expertise include the following areas of the law:  contracts, deeds, mortgages, title searches, corporations and foreclosures.  In July 2009, he was named President and CEO of Holzer Consolidated Health Systems.  He was elected full-time Chairman of the Board of Directors of Holzer Health System in March 2012.  Holzer is a significant employer in the Company's market.  He is a member of the following committees of the Company:  Executive, Compensation and Management Succession, and Nominating and Corporate Governance (Chair).  Additionally, Mr. Saunders is a member of the Executive Committee and the Trust Committee (Chair) of the Bank.  Mr. Saunders' legal expertise, strong work ethic, ability to analyze all sides of an issue and effective communication skills permit him to make significant contributions to the Company.

David W. Thomas, Age 62
Director of the Bank and the Company since 2007

Mr. Thomas is retired Chief Examiner for the Ohio Division of Financial Institutions (the "ODFI").  In his 30 years with the ODFI, Mr. Thomas gained extensive knowledge in the areas of bank supervision and regulation.  He is very adept at interpreting banking laws, regulations and rules.  Banking regulation seems to be expanding exponentially, making Mr. Thomas's expertise in this area very valuable to the Company.  Mr. Thomas has an excellent grasp of the most challenging issues facing the financial services industry as well as the risk management principles essential to profitably manage those challenges.  He is also skilled in analyzing corporate and bank financial statements, which is key to effective cash flow analysis.  In January 2010, Mr. Thomas became the Company's Lead Independent Director.  Mr. Thomas is a member of the following committees of the Company:  Audit (Chair), Executive, Nominating and Corporate Governance, and Board Enterprise Risk (Chair).  As Independent Lead Director, he is also an Ex Officio member of all other standing Board committees of the Company.  Additionally, Mr. Thomas is a member of the following committees of the Bank:  Executive, Asset Quality Oversight (Chair), and Information Technology Steering Committee.

None of the corporations or organizations by which a director has been employed in the last five years, except with respect to the employment by the Bank of Messrs. Jones, Smith and Wiseman, is a parent, subsidiary or other affiliate of the Company.  The Board of Directors of the Company has determined that all of the directors except Messrs. Jones, Smith and Wiseman are "independent" under Rule 5605(a)(2) of the listing standards of The NASDAQ Stock Market, LLC ("Nasdaq").  In determining independence, the Board of Directors considered loan and deposit relationships with each director, fees paid to Mr. Saunders for legal services, lease payments to Eastman Enterprises, Inc. (discussed in this proxy statement under the heading "Certain Relationships and Related Transactions"), and the positions held by each director with customers of the Bank.  The rules of Nasdaq do not deem such relationships to disqualify a director from being deemed independent.  The Board of Directors does not believe such relationships interfere with the directors' exercise of independent judgment in carrying out their responsibilities as directors.

There are no family relationships among any of the directors, nominees for election as directors and executive officers of the Company.

Meetings of and Communications with the Board of Directors

The Board of Directors held a total of 15 meetings during 2017.  Each incumbent director attended 75% or more of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which the director served, in each case during the director's period of service in 2017.  In accordance with applicable Nasdaq rules, the independent directors meet in executive session as appropriate matters for their consideration arise.

The Company encourages all incumbent directors and director nominees to attend each annual meeting of shareholders.  All of the incumbent directors and director nominees who were directors at the time attended the Company's last annual meeting of shareholders held on May 10, 2017.

The Company has an informal process by which shareholders may communicate directly with directors.  Any communication to the Board may be mailed to David W. Thomas, Lead Independent Director, in care of Investor Relations at the Company's headquarters, P.O. Box 240, Gallipolis, Ohio 45631.  The mailing envelope should contain a clear notation indicating that the enclosed letter is a "Shareholder-Board Communication" or "Shareholder-Director Communication."  There is no screening process, and all shareholder communications that are received for the Board's attention will be forwarded to all directors.

Board Leadership Structure

Leadership succession is vital to the future health of the Company.  In November 2009, the independent directors of the Company, upon recommendation of the Compensation and Management Succession Committee, named Jeffrey E. Smith the Chairman of the Board and Chief Executive Officer (CEO) of the Company and the Bank, and named Thomas E. Wiseman the President and Chief Operating Officer of the Company and the Bank, effective January 1, 2010.  In May 2012, the independent directors, upon recommendation of the Nominating and Corporate Governance Committee and consistent with the succession plan effective in January 2010, named President Thomas E. Wiseman with the additional responsibility of Chief Executive Officer of the Company and the Bank.  Jeffrey E. Smith retained the title of Chairman of the Board.

Desiring to maintain and foster a strong independent presence on the Board of Directors, in January 2010, the independent directors of the Company named David W. Thomas as the Lead Independent Director of the Company. The Lead Independent Director presides at all meetings of the independent directors and is an Ex Officio member of all standing committees of the Company, including the Board Enterprise Risk Committee.  His duties include making recommendations regarding the structure of the Board of Directors as well as committee meetings; assisting in establishing agendas of the Board of Directors; overseeing evaluations and performance of members of the Board of Directors; chairing executive sessions of the independent directors; and overseeing the Company's shareholder communication policies and procedures.  Additionally, he has the authority to call meetings of the independent directors of the Company.

It is anticipated that Mr. Smith will retain the position of Chairman of the Board at the discretion of the Board of Directors, after which Mr. Wiseman will become Chairman of the Board, while continuing as Chief Executive Officer, and David W. Thomas would continue as Lead Independent Director.  The Nominating and Corporate Governance Committee believes this arrangement takes advantage of the unique experience of Messrs. Smith and Wiseman, with the independence of Mr. Thomas, to ensure both management and Board succession for the long term success of the Company and its subsidiaries.

Committees of the Board

The Board of Directors has five standing committees:  the Audit Committee, the Compensation and Management Succession Committee, the Executive Committee, the Nominating and Corporate Governance Committee, and the Board Enterprise Risk Committee.

Audit Committee

The Audit Committee is comprised of Anna P. Barnitz, Kimberly A. Canady, Brent R. Eastman and David W. Thomas (Chairman).  The Board of Directors has determined that each member of the Audit Committee qualifies as independent under Rules 5605(a)(2) and 5605(c)(2) of the Nasdaq Listing Rules as well as under Rule 10A-3 promulgated under the Exchange Act.

The Board of Directors believes that each member of the Audit Committee has substantial financial experience and is highly qualified to discharge such member's duties.  Additionally, the Board of Directors has determined that Anna P. Barnitz qualifies as an "audit committee financial expert" under the SEC's rules, based on her training and experience.  The Board of Directors has determined that, as a result of Mrs. Barnitz's Bachelor of Science degree in accounting and her experience as Senior Auditor with a large banking institution followed by 28 years of practical accounting experience as the Treasurer and Chief Financial Officer of a multi-million dollar wholesale distributor and retailer, Mrs. Barnitz is capable of (i) understanding accounting principles generally accepted in the United States ("US GAAP") and financial statements, (ii) assessing the general application of US GAAP in connection with the accounting for estimates, accruals and reserves, (iii) analyzing and evaluating the Company's consolidated financial statements, (iv) understanding internal control over financial reporting, and (v) understanding audit committee functions.

The Audit Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors.  A current copy of the charter of the Audit Committee is posted on the Company's website at http://www.ovbc.com under "About" in the Ohio Valley Banc Corp. section.  At least annually, the Audit Committee reviews and reassesses the adequacy of its charter and recommends changes to the full Board as necessary.  The Audit Committee is responsible for:

•	overseeing the accounting and financial reporting process of the Company and audits of the Company's financial statements;
•	monitoring the Company's financial reporting process and internal control system;
•	overseeing the certification process and other laws and regulations impacting the Company's quarterly and annual financial statements and related disclosure controls;
•	reviewing and evaluating the audit efforts of the Company's independent registered public accounting firm and the Company's internal auditing department;
•	providing an open avenue of communication among the Company's independent registered public accounting firm, financial and senior management, internal auditing department and the Board of Directors;
•
appointing, compensating and overseeing the independent registered public accounting firm employed by the Company for the purpose of preparing or issuing an audit report or performing related work; and

•	establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.
In addition, the Audit Committee reviews and pre-approves all audit and permitted non-audit services provided by the Company's independent registered public accounting firm and ensures that the registered public accounting firm is not engaged to perform the specific non-audit services prohibited by law, rule or regulation.  The Audit Committee will also carry out such other responsibilities as may be delegated to the Audit Committee by the full Board.

The Audit Committee held 18 meetings during the 2017 fiscal year.  The Report of the Audit Committee for the 2017 fiscal year begins on page 33.

Compensation and Management Succession Committee

The Compensation and Management Succession Committee is comprised of Anna P. Barnitz (Chairman), Harold A. Howe and Brent A. Saunders.  The Board of Directors has determined that each member of the Compensation and Management Succession Committee qualifies as independent under current Nasdaq Listing Rule 5605(d)(2).

The Compensation and Management Succession Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors.  A current copy of the charter of the Compensation and Management Succession Committee is posted on the Company's website at http://www.ovbc.com under "About" in the Ohio Valley Banc Corp. section.  The Compensation and Management Succession Committee periodically reviews and reassesses the adequacy of its charter and recommends changes to the full Board as necessary.  The charter was last revised by the Board of Directors on February 26, 2013, upon recommendation of the Compensation and Management Succession Committee.

The purpose of the Compensation and Management Succession Committee is to discharge the responsibilities of the Board of Directors relating to compensation of the Company's directors and executive officers and to prepare an annual report on executive compensation for inclusion in the proxy statement for the Company's annual meeting of shareholders.  The Compensation and Management Succession Committee will also carry out such other responsibilities as may be delegated to it by the full Board.

The Compensation and Management Succession Committee is responsible for reviewing and approving goals and objectives relevant to the compensation of the Company's executive officers (including the Chief Executive Officer), evaluating such executive officers' performance in light of those goals and objectives and determining compensation based on that evaluation.  The Compensation and Management Succession Committee is also responsible for reviewing the Company's incentive compensation programs and retirement plans, and recommending changes to such programs and plans to the Board of Directors as necessary.  The Compensation and Management Succession Committee also reviews any severance or other termination arrangements to be entered into with the Company's executive officers.  In addition to compensation responsibilities, this committee is charged with addressing plans for senior management succession and making recommendations to the Board of Directors with respect to selection and retention of executive officers.

The Compensation and Management Succession Committee periodically retains a consultant to assist with the establishment of executive compensation.  During 2011, the Compensation and Management Succession Committee retained Blanchard Consulting Group to provide the benchmarking information that has served as the basis for executive compensation since then.   In addition, in 2011 the Compensation Committee retained Meyer-Chatfield Compensation Advisors to assist in the design of a supplemental executive retirement plan for Mr. Wiseman, which was executed in March 2012.

The Compensation and Management Succession Committee held 11 meetings during the 2017 fiscal year.  The Report of the Compensation and Management Succession Committee on executive compensation relating to the 2017 fiscal year begins on page 17.

Executive Committee

The Executive Committee is comprised of Anna P. Barnitz, Harold A. Howe, Brent A. Saunders, Jeffrey E. Smith, David W. Thomas and Thomas E. Wiseman (Chairman).  The Executive Committee is authorized to act in the intervals between meetings of the directors on matters delegated by the full Board.  There were 3 meetings held by the Executive Committee of the Company during the 2017 fiscal year; however, the Executive Committee of the Bank held 33 meetings.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Harold A. Howe, Edward J. Robbins, Brent A. Saunders (Chairman) and David W. Thomas.  The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee qualifies as independent under Nasdaq Listing Rule 5605(a)(2).  The purposes of the Nominating and Corporate Governance Committee are to:

•
identify qualified candidates for election, nomination or appointment to the Board and recommend to the full Board a slate of director nominees for each annual meeting of the shareholders of the Company;

•	make recommendations to the full Board regarding the directors who shall serve on committees of the Board; and

•	undertake such other responsibilities as may be referred to the Nominating and Corporate Governance Committee by the full Board.
The Nominating and Corporate Governance Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors.  A current copy of the charter of the Nominating and Corporate Governance Committee is posted on the Company's website at http://www.ovbc.com  under "About" in the Ohio Valley Banc Corp. section.  The Nominating and Corporate Governance Committee periodically reviews and reassesses the adequacy of its charter and recommends changes to the full Board as necessary.  The Nominating and Corporate Governance Committee held 4 meetings during the 2017 fiscal year.

Board Enterprise Risk Committee

The Board Enterprise Risk Committee consists of Anna P. Barnitz, Brent R. Eastman and David W. Thomas (Chairman).

The Board Enterprise Risk Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors.  At least annually, the Board Enterprise Risk Committee reviews and reassesses the adequacy of its charter and recommends changes to the full Board as necessary.  The Board Enterprise Risk Committee's primary duties and responsibilities are to:

•	oversee the Company's policies, procedures and practices relating to the Company's enterprise-wide risks;
•	assess current and emerging material risks and provide review and approval of established risk tolerances;
•	oversee the Company's compliance with applicable laws and regulations; and
•	oversee material pending litigation in which the Company has been named a defendant.

The business of banking has been and will continue to be centered on the management of risk.  The Board of Directors proactively oversees management's implementation and enforcement of the Company's risk management policies and procedures.  The Board's risk oversight responsibility is primarily administered through the Board Enterprise Risk Committee.  The Board Enterprise Risk Committee meets quarterly to ensure that the Company is taking appropriate steps to identify, measure, monitor, and control risks as identified in the Company's Enterprise Risk Management Policy. This policy addresses the composition and control of the Company's overall risk management program and establishes standards for liquidity, market, credit, operational, cybersecurity, legal, reputational, and strategic risks and for others that may emerge in the future.  The Enterprise Risk Management Policy is supplemented by various other Company policies which further address the specific risk categories to which they pertain.  Additionally, the Enterprise Risk Management Policy provides for proper reporting through senior management to the Board Enterprise Risk Committee and/or the full Board of Directors.  The committee routinely receives reports from the Chief Risk Officer as well as other Bank personnel within the Risk Management Department. The Chairman of the Board and the Chief Executive Officer also serve as Ex Officio members of the committee.

The Board of Directors has established a Management Enterprise Risk Committee whose members are the senior management team of the Company.  It is the responsibility of the Management Risk Committee, in conjunction with the Risk Management Department, to implement and enforce the risk management policies of the Company on a day-to-day basis.  Periodically, management completes the Federal Financial Institutions Examination Council's Cybersecurity Assessment Tool to self-identify and measure the risk and maturity level of the Company's cybersecurity efforts.  Results of this assessment are reported to the Management Enterprise Risk and Board Enterprise Risk Committees.  In addition, multiple third parties, including external auditors, are used to validate the Company's current cybersecurity practices to the Board.  Actions of the Management Risk Committee are routinely monitored and reported to the Board Enterprise Risk Committee.

The Board of Directors recognizes that no policy can anticipate all the conditions, situations and opportunities that may arise during the normal course of operations.  Therefore, the Board of Directors expects management to exercise prudent judgment in the day-to-day implementation of the Company's risk management policies.

Nominating Procedures

As described above, the Company has a standing Nominating and Corporate Governance Committee that has the responsibility to identify and recommend individuals qualified to become directors.  The Nominating and Corporate Governance Committee evaluates the qualifications and performance of incumbent directors before deciding to recommend them for re-election to the Board. The Nominating and Corporate Governance Committee recommended the nominees for election as directors at the Annual Meeting.  When considering potential candidates for the Board, the Nominating and Corporate Governance Committee strives to assure that the composition of the Board, as well as its practices and operation, contribute to value creation and to the effective representation of the Company's shareholders.  Although the Company does not have a formal diversity policy, the Nominating and Corporate Governance Committee is guided by the Nominating and Corporate Governance Charter in fulfilling its responsibility to identify and recommend individuals qualified to become directors.   The Nominating and Corporate Governance Committee considers it essential that the Board, as a whole, should be diverse with respect to skills, experience, perspective, age, background and geography as these criteria relate to the Company's market area and the financial services industry. The Nominating and Corporate Governance Committee may consider the above factors as it deems appropriate in evaluating director candidates.   Depending upon the current needs of the Board, certain factors may be weighed more or less heavily by the Nominating and Corporate Governance Committee.  From time to time, the Nominating and Corporate Governance Committee may deem it prudent to recruit individuals with education and expertise in a specific discipline, such as accounting, finance or law.

In considering candidates for the Board, the Nominating and Corporate Governance Committee evaluates the entirety of each candidate's credentials and does not have any specific minimum qualifications that must be met by a Nominating and Corporate Governance Committee-recommended nominee.  However, the Nominating and Corporate Governance Committee does believe that all members of the Board should have the highest character and integrity; a reputation for working constructively with others; sufficient time to devote to Board matters; and no conflict of interest that would interfere with performance as a director.  Additionally, the Company is a highly-regulated institution and all director candidates are subject to the requirements of applicable federal and state banking laws and regulations.

The Nominating and Corporate Governance Committee considers candidates for the Board from any reasonable source, including recommendations from shareholders and existing directors.  The Nominating and Corporate Governance Committee does not evaluate candidates differently based on who has made the recommendation.  The Nominating and Corporate Governance Committee has the authority to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates.  No such consultants or search firms have been used to date and, accordingly, no fees have been paid to consultants or search firms.

Shareholders may recommend director candidates for consideration by the Nominating and Corporate Governance Committee by writing to the Chairman of the Nominating and Corporate Governance Committee, currently Mr. Saunders, at the Company's executive offices, P.O. Box 240, Gallipolis, Ohio 45631.  The recommendation should give the candidate's name, age, business address, residence address, principal occupation or employment and number of common shares beneficially owned.  The recommendation should also describe the qualifications, attributes, skills or other qualities of the recommended director candidate.  A written statement from the candidate consenting to be named as a director candidate and, if nominated and elected, to serve as a director should accompany any such recommendation.

Shareholders who wish to nominate an individual for election as a director at an annual meeting of the shareholders of the Company must comply with the Company's Code of Regulations regarding shareholder nominations.  Shareholder nominations must be made in writing and delivered or mailed to the President of the Company, currently Mr. Wiseman, at the Company's executive offices, P.O. Box 240, Gallipolis, Ohio 45631, not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors.  However, if less than 21 days' notice of the meeting is given to the shareholders, the nomination must be mailed or delivered to the President not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed to the shareholders.  Each nomination must contain the following information to the extent known by the nominating shareholder:  (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of common shares of the Company that will be voted for each proposed nominee; (d) the name and residence address of the nominating shareholder; (e) the number of common shares of the Company beneficially owned by the nominating shareholder; and (f) any other information required to be disclosed with respect to a nominee for election as a director under the proxy rules promulgated under the Exchange Act.  Nominations not made in accordance with the Company's Code of Regulations will not be considered.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Executive Officers

The following are the executive officers of the Company:

Name	Age	Position(s) Held with the Company and its Principal Subsidiaries

Jeffrey E. Smith	68
Chairman of the Board of the Company and the Bank since May 2012; Chairman and Chief Executive Officer of the Company and the Bank from January 2010 to May 2012; President and Chief Executive Officer of the Company and the Bank from April 2000 until January 2010; employed by the Bank since 1973.

Thomas E. Wiseman	59
President and Chief Executive Officer of the Company and the Bank since May 2012; President and Chief Operating Officer of the Company and the Bank from January 2010 to May 2012; Chairman of the Executive Committee of the Company and the Bank since January 2010; Director of the Company's subsidiary, Loan Central, Inc. since May 2011; and Vice President of the Company's subsidiary, OVBC Captive, Inc., since July 2014.  President of The Wiseman Agency, Inc., from 1980 until January 2010.

Scott W. Shockey	48
Senior Vice President and Chief Financial Officer of the Company and Executive Vice President and Chief Financial Officer of the Bank since May 2014; Vice President and Chief Financial Officer of the Company and Senior Vice President and Chief Financial Officer of the Bank from December 2004 to May 2014; Assistant Treasurer of the Company from April 2001 to December 2004; Vice President and Chief Financial Officer of the Bank from April 2001 to December 2004; and Vice President of the Company's subsidiary, OVBC Captive, Inc., since July 2014.

Larry E. Miller, II	53
Chief Operating Officer and Secretary of the Company and the Bank since May 2015; Senior Vice President and Secretary of the Company from December 2007 to May 2015; Executive Vice President-Operations and Secretary of the Bank from December 2014 to May 2015; Executive Vice President and Secretary of the Bank from December 2007 to December 2014; Senior Vice President and Treasurer of the Company from April 2000 to December 2007; Executive Vice President and Treasurer of the Bank from April 2000 to December 2007; and Chairman of the Board of the Company's subsidiary, Loan Central, Inc. since May 2012, serving as a Director since April 2000.

Katrinka V. Hart-Harris	59
Senior Vice President of the Company since December 2014; Executive Vice President, Special Projects of the Bank since October 2017; Executive Vice President, Director of WV Operations & Special Projects of the Bank from August 2015 to October 2017; Executive Vice President-Lending/Credit of the Bank from December 2014 to August 2015; Senior Vice President and Chief Lending Officer of the Company and Executive Vice President and Chief Lending Officer of the Bank from April 2011 to December 2014; Senior Vice President and Risk Management Officer of the Company from April 2004 to April 2011; Executive Vice President and Risk Management Officer of the Bank from December 2003 to April 2011; and Director of the Company's subsidiary, Loan Central, Inc. since May 2007.

Bryan F. Stepp	55
Vice President of the Company since December 2008; Senior Vice President and Chief Credit Officer of the Bank since August 2017; Senior Vice President and Chief Lending Officer of the Bank from December 2014 to August 2017; Senior Vice President, Chief Credit Officer of the Bank from December 2012 to December 2014; Senior Vice President, Corporate Banking West Virginia of the Bank from July 2010 to December 2012; Senior Vice President, Commercial Lending of the Bank from December 2008 to July 2010; and Vice President, Business Development Officer of the Bank from June 2008 to December 2008.

Compensation Discussion and Analysis

Overview of Compensation Program

The executive officers of the Company receive no compensation from the Company.  Instead, they are paid by subsidiaries for services rendered in their capacities as executive officers of subsidiaries of the Company.

The Compensation and Management Succession Committee (the "Compensation Committee") is responsible for reviewing and approving goals and objectives relevant to the compensation of the Company's executive officers (including the named executive officers), evaluating such executive officers' performance in light of those goals and objectives and determining compensation based on that evaluation.  As part of that responsibility, the Compensation Committee reviews the Company's bonus program as well as retirement plans and recommends changes to such programs and plans to the Board of Directors as necessary.  The Compensation Committee believes the goals and objectives relevant to the compensation of the Company's employees, including executive officers, do not incent excessive risk taking and are not reasonably likely to create a material adverse effect on the Company.   The Company continues to face numerous risks, as do all institutions, which could threaten its value.  The most prominent of these risks are credit, interest rate, liquidity, strategic, operational and reputational risk.  The Compensation Committee believes the risk management controls currently in place in conjunction with performance goals that properly balance earnings growth and asset quality effectively address the risks inherent in the current economic environment.   Although the Compensation Committee also has responsibility for reviewing any severance or other termination arrangements to be entered into with the Company's executive officers, there are no such arrangements currently.

Management's Role in Compensation Decisions

While the Compensation Committee makes all compensation decisions regarding the named executive officers, the Compensation Committee utilizes data and reports as required by the wage and salary administration plan described elsewhere in this Compensation Discussion and Analysis.  Some of this data is prepared or assembled by management in conjunction with the assistance of an independent compensation consulting firm and includes, but is not limited to, peer analysis of comparable financial industry job grades, merit  adjustments, and a base salary and/or total compensation benchmarking primarily for Ohio and the Midwest Region of the United States.  Our Chief Operating Officer works with the Compensation Committee Chair in establishing the agenda for Compensation Committee meetings.  The Chief Executive Officer and Chief Operating Officer regularly attend meetings briefing the Compensation Committee on the Company's overall performance.  With respect to developing compensation packages, annually the Chief Executive Officer reviews the performance of each executive officer (excluding his own, the Chief Operating Officer and that of the Chairman of the Board) by comparing results achieved to established goals as well as the overall performance of the Company as compared to Board approved corporate performance goals.  This data, along with salary data derived from the Company's wage and salary administration plan, are the bases for his recommendations to the Compensation Committee with respect to the compensation of the other executive officers, including base salary adjustments and annual bonus payments. The Compensation Committee considers the Chief Executive Officer's recommendations and uses its own discretion in making the final compensation decisions.  The Compensation Committee regularly conducts executive sessions, without the presence of management, in fulfilling its responsibilities pursuant to its charter.

Compensation Philosophy and Objectives

The objectives of the compensation programs of the Company and its subsidiaries are that:

•	compensation of the Company's executive officers and non-executive officers should be directly linked to corporate operating performance;
•
executive officers and non-executive officers should receive fair and equitable compensation for their respective levels of responsibility and supervisory authority compared to their peers within the Company as well as their peers within the financial services industry; and

•	compensation of the Company's executive officers and non-executive officers should not incent excessive risk taking nor be reasonably likely to have a material adverse effect on the Company.

 The Company utilizes a comprehensive wage and salary administration plan for the Company and its subsidiaries to be used for all employees, including executive officers.  That plan consists of a job grading process for all jobs in the Company, a performance appraisal process, and a periodic base salary and/or total compensation benchmarking process to determine compensation market ranges for all job grades.  The components of this plan apply to both executive officers and non-executive officers.  The Company believes that it is essential to attracting and retaining qualified officers in its industry that compensation be competitive with  that of other companies within the industry.  Further, in order to motivate such individuals to perform to the best of their abilities in furthering the Company's goals, the Company also believes there must be an opportunity for such officers to benefit personally from increased efforts and the Company's achievement of its goals.

    When the Compensation Committee considered compensation to be paid to executive officers for 2017, the Compensation Committee considered the say-on-pay vote held in May 2015, where over 98% of the votes cast on named executive officer compensation were voted to approve the executive compensation disclosed in the proxy statement.  The Compensation Committee recognized that the shareholder vote indicated shareholder support for the Board's compensation philosophy and practice.  The Compensation Committee encouraged a continued focus on pay for performance and particular emphasis on ensuring that the Company's compensation policies and practices do not incent excessive risk taking nor are likely to have a material adverse effect on the Company's performance.

In the latter half of 2011, upon the recommendation of the Blanchard Consulting Group, the Company adopted a new salary structure, which included fifteen grade levels and one broadband level for the top executive officers.  The salary design structure established a minimum, midpoint and maximum pay range for each job grade.  In 2014 the Compensation Committee engaged Blanchard Consulting Group to conduct a Base Salary Review (benchmarking project) for approximately 50 officer and staff level positions as chosen by the Company in an effort to update salary grade midpoints with changes occurring in the market.  The reports benchmarked each position's salary grade midpoint to the market median (50th percentile) using base salary data from industry surveys.  The benchmarking project included position comparisons which compared job duties of officers and staff at the Company to the job functions of the most appropriate industry survey positions.  For each position, the consultant provided salary market data at the 25th, 50th, and 75th percentiles.  Results from the 2014 benchmarking project were used to update salary grade midpoints effective January 29, 2017.  A summary of the data sources for the benchmarking project is listed below:

1.	American Bankers Association (ABA): The 2014 Compensation & Benefits Survey provides data on 214 jobs from 295 national financial institutions.
2.	Blanchard Consulting Group (Blanchard): The 2013 Blanchard Consulting Group Bank Compensation Survey provides data on over 80 positions from 77 national financial institutions.
3.	Crowe Horwath 2014 Financial Institutions Compensation and Benefits Survey (Crowe): This survey provides data on positions as reported by 196 organizations.
4.	Crowe Horwath 2014 Financial Institutions Compensation and Benefits Survey – Midwest Survey Report (CroweMW): This survey provides data on positions as reported by 126 organizations.
5.	Delves-Group/Bank Administration Institute (Delves): The 2012 Bank Compensation & Benefits Survey published by the Delves-Group provides data from 114 financial services organizations.
6.	Independent Community Bankers of America (ICBA): The 2012 Key Management and Bank Employee Surveys provides data on 113 positions from 72 community banks.
7.
Mercer 2013 Commercial Lending and Business Banking Compensation Survey (MercerCL):  This survey provides information on 116 positions reported by 74 organizations in the commercial lending, business banking, and commercial real estate areas.

8.	Mercer 2013 Consumer Finance Compensation Survey (MercerCon): This survey provides information on 131 positions reported by 85 organizations.
9.	Mercer Finance, Accounting, and Legal (MercerFAL): This 2014 survey provides information on 153 positions reported by 2,495 organizations.
10.	Mercer 2013 Retail Banking Compensation Survey (MercerRetail): This survey provides information on 83 positions reported by 93 organizations.

 The Compensation Committee, in conjunction with the Lead Independent Director, annually conducts a performance appraisal to evaluate the performance of Messrs. Smith, Wiseman and Miller in achieving the expected requirements of their jobs.  The Compensation Committee reviews the performance appraisals of the other named executive officers conducted by their supervisors.  The Compensation Committee evaluates Messrs. Smith, Wiseman and Miller based on the following 8 specific criteria (the "Performance Criteria"): 1) leadership, 2) strategic planning, 3) financial results, 4) succession planning, 5) human resources, 6) internal communications, 7) external relations, and 8) board relations.  The evaluation conducted by the Compensation Committee assesses the executive officers' performance in each of the 8 criteria on a range from 1, the lowest, to 5, the highest, in increments of .25.  The higher an officers' performance on the 8 criteria, the higher the officer will be paid within the pay range established through the benchmarking process.  For the other named executive officers, the Compensation Committee utilizes a slightly different performance appraisal form typically containing three to five position specific accountabilities as well as the four following critical competencies: 1) teamwork, 2) initiative, 3) communications, and 4) service excellence.  Each of the accountabilities as well as the competencies is assigned a weighting according to the following scale: 1 – important, 2 – significant, 3 – very significant and 4 – critical.  At the end of the performance period, the executive officers' performance in each of the accountabilities and competencies is assessed, by their supervisors, on a range from 1, the lowest, to 5, the highest.  The higher an officers' performance on the given accountabilities and competencies, the higher the officer will be paid within the pay range established through the benchmarking process.

Under the salary grade design structure, the Compensation Committee seeks to ensure that an employee whose performance "meets" expectations will, over time, receive cash compensation at or near the midpoint of the market range for similar jobs in the financial services industry.  An employee whose performance "exceeds" or "far exceeds" expectations will move faster within the pay range than an employee whose performance "meets" expectations.  An employee whose performance "does not meet expectations" is not eligible for a merit increase.  An employee whose base compensation is more than 20% above the market midpoint for the employee's job is generally not eligible for a merit increase to the employee's base salary, but may, in the discretion of the Compensation Committee, be awarded a lump sum award if the employee's performance meets or exceeds expectations.

The Company has no policy for allocating between long-term and short-term compensation or allocating between cash and non-cash components, although the bonus program does take into account both long-term and short-term goals and performance of the Company.

When the Compensation Committee considered compensation to be paid to executive officers for 2018, the Compensation Committee considered the say-on-pay vote held in May 2017, where over 97% of the votes cast on named executive officer compensation were voted to approve the executive compensation disclosed in the proxy statement.  The Compensation Committee recognized that the shareholder vote indicated shareholder support for the Board's compensation philosophy and practice.  The Compensation Committee determined not to make any substantial changes to its compensation setting practices for 2018 and engaged Blanchard Consulting Group to update salary grade midpoints based on changes occurring in the market.

Summary of 2017 Compensation Decisions

The Company has a long-standing commitment to pay for performance, both individual and Company.  Salaries are determined in accordance with the benchmarking analysis described above, which recognizes performance of employees in connection with compensation paid within the industry. Individual performance and company performance were also taken into consideration in determining bonus compensation.

The decision-making process and compensation philosophy of the Company and the subsidiaries were considered by the Compensation Committee when determining 2017 compensation for the named executive officers of the Company and for other employees of the Company and its subsidiaries.  The Compensation Committee believes that the compensation earned by the named executive officers in 2017 was fair and reasonable when compared with executive compensation levels in the financial services industry as reported in the marketplace range developed.

The Compensation Committee utilized the salary grade structure, as designed by the Blanchard Consulting Group, as the basis for 2017 salaries for executive officers.   The Compensation Committee considered the Crowe Horwath 2016 Bank Compensation and Benefits Midwest Survey Report and the Crowe Horwath 2015 Financial Institutions Compensation and Benefits Ohio Survey Report in combination with individual performance appraisals to determine the base salaries to be paid to each named executive officer within the established range.

Based on these considerations, the following ranges of salary for the named executive officers were established for 2017:

Name	Salary Range
Jeffrey E. Smith	$199,546 – 370,585
Thomas E. Wiseman	199,546 – 370,585
Larry E. Miller, II	142,532 – 264,703
Scott W. Shockey	118,777 – 220,587
Katrinka V. Hart-Harris	118,777 – 220,587

The Compensation and Management Succession Committee is responsible for periodically assessing plans for senior management succession.  The committee believes it is in the best interests of the company that transitions in senior management be seamless.  In keeping with that philosophy, although Chairman Smith has not yet informed the Board of Directors of a decision to retire, Mr. Smith began working a reduced schedule midway through 2016.  The Compensation and Management Succession Committee commensurately reduced Chairman Smith's compensation.  The committee believes Mr. Smith's reduced compensation is fair and equitable, yet acknowledges his continuing contributions to the Company's management succession efforts and future success.

Our compensation programs are adjusted over time to support the Company's business goals.  At the beginning of 2017, the Board of Directors established Company goals for net income, asset quality and efficiency ratio.  At that time, the Board of Directors did not anticipate the December 22, 2017 enactment of the Tax Cuts and Jobs Act into law.  The primary change impacting the Company was reducing our federal tax rate from 34% to 21% starting in 2018.  However, there was an impact on 2017 due to accounting guidance requiring the Company to revalue its deferred tax asset based on the new tax rate.  As a result of the revaluation, the Company incurred a one-time tax expense charge of $1,783,000 to adjust the deferred tax asset based on the new tax rate.    The Board of Directors resolved to adjust the results at the end of the year to remove the effects of tax reform for purposes of deciding bonuses to be paid.  The Board of Directors believed that because the one-time tax expense was a required accounting adjustment and not part of the results the bonus plan was designed to reward, the effects of this one-time adjustment should not affect the analysis of whether bonus plan goals were achieved.  These goals as originally set are depicted in the chart below along with the actual results realized for the efficiency ratio and adversely classified assets/tier 1 capital + ALLL.  Net income is depicted, as adjusted for the effects of tax reform.  When the Compensation Committee considered the overall performance of the Company in 2017, it evaluated the following:

	Threshold	Target	Stretch	2017 Results*
Net Income	$8,790,000	$9,205,000	$10,033,000	$9,292,000 As Adjusted (1)
Efficiency Ratio	70.50%	69.75%	68.00%	70.45% As Stated
Adversely Classified Assets/Tier 1 Capital +ALLL	27.75%	23.25%	18.75%	22.36% As Stated
* See Annex A to this Proxy Statement for an explanation of how the 2017 Adjusted Net Income was calculated and why it differs from the Net Income in the Financial Statements and Management's Discussion and Analysis in the Annual Report.

(1)
The 2017 adjusted net income shown in this table reflects the Compensation Committee's decision to exclude the effects of tax reform that was signed into law on December 22, 2017.  This decision resulted in a positive net income adjustment of $1,783,000.

    For the year ended December 31, 2017, adjusted net income, excluding the impact of tax reform, totaled $9,292,000, a $2,372,000 increase from net income for the year ended December 31, 2016.  The Company's 2017 adjusted net income exceeded the threshold and target goals.  The increase in adjusted net income for the year was primarily attributable to higher net interest and noninterest income, driven largely by the August 5, 2016 acquisition of Milton Bancorp.  Having Milton Bancorp for a full twelve months in 2017 versus just five months in 2016 contributed to increases within most of the Company's income and expense categories.  Another primary reason net income exceeded threshold and target goals was due to organic growth within the Company's West Virginia and Athens, Ohio locations.  During 2017, the positive growth in noninterest income was also due to the collection of $514,000 in net bank owned life insurance ("BOLI") proceeds in conjunction with the Company's investment in various benefit plans for its directors and key employees. Increases in noninterest income were also impacted by lower losses on the sale of other real estate owned ("OREO").

The efficiency ratio is defined as non-interest expense as a percentage of fully tax equivalent ("FTE") net interest income plus non-interest income.  The calculation reveals the cost to generate a dollar of revenue. The Company's efficiency ratio exceeded the threshold goal ending 2017 at 70.45%, an improvement from the 72.75% in 2016.  During 2017, the Company was successful in generating more net interest income primarily due to higher average earning assets while minimizing funding costs, which contributed to a nine basis point improvement in the net interest margin.  Income growth from interchange income and BOLI and annuity asset investments caused noninterest revenues to grow by 14.5%, while overhead expenses were up 11.3% from the prior year. These factors have caused the level of net revenues to outpace overhead expenses during 2017, thereby improving the Company's efficiency ratio.

The Company's asset quality is measured by the ratio of adversely classified assets/tier 1 capital plus the ALLL.  During 2017, the balance of classified loans, which are loans demonstrating financial weakness, decreased from the prior year. As a result, the Company's ratio of classified assets/tier 1 capital + ALLL ended 2017 at 22.36%, exceeding the threshold and target goals set by the Board of Directors.  Management continually monitors the loan portfolio to identify potential risks and to detect credit deterioration in order to mitigate credit risk and improve asset quality while working to maintain its relationship with its borrowers.  Asset quality will continue to remain a key focus, as management continues to stress not just loan growth, but quality in loan underwriting as well.

In December 2017 the Compensation Committee evaluated the performance of the Company relative to the previously mentioned goals. As part of their analysis, the committee also considered the performance of subsidiaries relative to their respective goals.  The Compensation Committee recommended to the full Board of Directors to award to all eligible employees, including the named executive officers, the same bonus in 2017 as was paid in 2015.  This action resulted in a 5% increase from 2016 in bonuses paid to employees in job grades 12 and below and a 23.5% increase over amounts paid in 2016 for the named executive officers.  The committee's action restored the reduction in bonuses those employees experienced in 2016 while acknowledging adjusted net income exceeded the Company's target goal.  Furthermore, the committee's action recognized that the Company's asset quality also exceeded the target goal, an improvement over the prior year's results.  The Company's Efficiency Ratio exceeded the threshold goal, also showing improvement over the prior year.  In January 2018 the Board of Directors approved the Compensation Committee's recommendation.

Executive Compensation Components and Analysis

The components of the compensation program currently are: a base salary, a bonus, retirement plans and insurance benefits.  Other than the employee stock ownership plan, the Company has no equity-based compensation plans.

Base Salary

The objective of the base salary component of the cash compensation plan is to provide predictable and reliable cash compensation sufficient to attract and retain motivated officers and to recognize and reward individual performance.  In fulfilling that objective, the Compensation Committee desires that each employee, including the named executive officers, who achieves an overall performance evaluation of "meets expectations" should, over time, receive a base salary at or near the midpoint of the marketplace range.

Using the survey information described above, and based on their annual performance appraisal and the position of their base compensation within the marketplace range,  the base salaries for the named executive officers were increased an average of 2.60% compared to 2016.    All of the named executive officers were, prior to such adjustments, receiving base salaries within +/- 10% of the marketplace midpoint established from the surveys.

Bonuses

The objectives of the bonus component of the Company's compensation program are to: (a) motivate executive officers and other employees and reward such persons for the accomplishment of both annual and long range goals of the Company and its subsidiaries, (b) reinforce a strong performance orientation with differentiation and variability in individual awards based on contribution to long-range business results and (c) provide a fully competitive compensation package that will attract, reward, and retain individuals of the highest quality.  Typically, all employees of the Company's subsidiaries holding positions with a pay grade of 9 or above, as well as some employees who were graded 9 or above before the redesign of the salary structure, are eligible to participate in the bonus program, including all of the named executive officers.  In addition, certain employees of the Company who previously were employees of Milton Bank are also eligible to participate in the bonus program.

Bonuses payable to participants in the bonus program are based on (a) the performance of the Company and its subsidiaries as measured against specific performance targets; and (b) each employee's individual performance.  At the beginning of each fiscal year, the Compensation Committee sets specific performance targets for the Company and its subsidiaries based on a combination of some or all of a number of performance criteria.  The targets are based on one or more of the following performance criteria: net income, net income per share, return on assets, return on equity, asset quality (as measured by the ratio of adversely classified assets to tier 1 capital plus the ALLL), tier 1 leverage ratio and efficiency ratio.  It is the objective of the Compensation Committee to establish goals that are "reaching" but "reachable."  The Compensation Committee may not consider the goals to be of equal weight, but, in the aggregate, it considers them to be fundamental metrics which are important to the long-term performance of the Company and which, at the same time, do not expose the Company to, nor incent the employees to undertake, excessive risks which would threaten the Company's long-term value.  At the end of the fiscal year, the aggregate amount available for the payment of a bonus, if any at all, is determined by the Company's Board of Directors upon recommendation of its Compensation Committee based on an evaluation of the accomplishment of the performance targets.  A bonus may be paid without targets having been established or achieved.  No officer or employee has any right to the payment of a bonus until the Board of Directors has exercised its discretion to award one and the amount to be paid to each person has been determined and announced.

Once the aggregate amount of the bonus pool is determined, individual bonus awards, for eligible employees in grades 11 and below, are typically determined through a formula that applies each employee's performance evaluation score to a "bonus grid," reflecting the individual employee's job grade and individual job performance using the Performance Criteria referenced above.  For employees in grades 12 and above, individual bonus awards are determined by the level of achievement by the Company and its subsidiaries of some or all of a number of previously mentioned performance metrics. Upon the recommendation of the Compensation Committee and if approved by the Board, individual bonus awards for grades 12 and above are typically awarded as a percent of base compensation.  Employees are evaluated by their supervisors, except for Messrs. Smith, Wiseman and Miller, who are evaluated by the Compensation Committee.  The Company's Board of Directors approves the bonuses payable to the executive officers under the bonus program based upon the recommendation of the Compensation Committee.  For 2017 bonus amounts, goals were based on net income, the efficiency ratio and asset quality.

  The Company experienced strong growth in net interest income in 2017 primarily due to the Milton Bank acquisition and organic loan growth originating mainly from the West Virginia and Athens, Ohio markets.  For the year ended December 31, 2017, average earning assets increased $105.3 million, or 12.5%, as compared to 2016, with growth coming primarily from loans and taxable investment securities.  Average loan balances represent the largest component of earning assets. Milton Bank branches were responsible for over 56% of the average loan growth experienced in 2017, benefiting largely from the full year effect of the Milton Bank acquisition.  The impact of the Milton acquisition contributed to average loan balance growth in commercial, residential real estate, and consumer loan balances, which were up collectively $108.5 million in 2017.  During 2017, the Company's West Virginia offices generated over $21.5 million in average loans, particularly within the commercial loan segment.  Further impacting average loan growth was the Company's Athens, Ohio loan production office, which generated over $12.9 million in average loans during 2017.  In summary, strong growth in average loan balances and taxable investment securities were the primary reasons for the strong growth in net interest income.  Complementing the Company's growth in average earning assets was an increase in its FTE net interest margin from 4.40% in 2016 to 4.49% in 2017. Contributing to this improvement was a general increase in interest rates and higher loan balances relative to total earning assets.

The Company's noninterest income also finished strong during 2017, primarily due to the collection of $514,000 in BOLI life insurance proceeds in conjunction with the Company's investment in various benefit plans for its directors and key employees.  The year-to-date increase in noninterest income was also impacted by a larger customer deposit base associated with the Milton Bank acquisition, which helped to generate a 30.1% increase in debit and credit card interchange income and an 8.1% increase in service charges on deposit accounts.  Also positively impacting noninterest income were lower losses on the sale of OREO.  Partially offsetting increases in noninterest income were lower tax processing fees through the Company's electronic refund check/deposit ("ERC/ERD") transactions, which decreased 17.4%.

 Management strives to minimize the growth in noninterest expense and improve the efficiency ratio.  However, noninterest expense in 2017 increased 11.3% as compared to 2016 due to expenses associated with personnel, OREO maintenance and consulting services related to revenue enhancement and efficiency improvement strategies.  Further impacting noninterest expense were higher than expected legal expenses associated with the recovery efforts on loan deficiency balances.  The increase was impacted by the full- year effect of the Milton Bank acquisition, which contributed to most noninterest expense categories related to having a larger organization post-merger.  Also contributing to the increase were annual merit increases and higher health insurance costs.  Noninterest expense increases were partially offset by lower merger costs during 2017, as compared to 2016, the year in which the merger was completed.  The result was an efficiency ratio exceeding the threshold level but not the target level for the bonus program.

Asset quality as measured by the ratio of adversely classified assets/tier 1 capital plus the ALLL improved from 28.01% in 2016 to 22.36% in 2017, exceeding threshold and target goals.  The primary reason for the balance reduction in adversely classified assets was due to loan payments and payoffs, with loans deemed uncollectible being charged off.   Management continually reviews the loan portfolio to identify loans demonstrating financial weakness in an effort to mitigate credit risk and improve asset quality.   During 2017, management identified approximately $5.8 million in adversely classified loans.  However, partially offsetting that increase were numerous loan relationships with balances totaling approximately $3.4 million that demonstrated improved financial performance and therefore were no longer considered adversely classified.

Executive Retirement Plans

The Board of Directors has established several retirement plans, in order to provide competitive compensation arrangements to attract talented employees and to provide a valuable incentive to retain talented employees once employed.  These plans, described below, offer an additional level of confidence that the executive officers, including the named executive officers, can focus exclusively on their responsibilities as executive officers during their working lives and be assured that they can maintain a reasonable standard of living in retirement.

Executive Deferred Compensation Plan.  The Company maintains a nonqualified executive deferred compensation plan for all of the Company's executive officers and certain other officers.  The deferred compensation plan is strictly voluntary.  Participants in the plan, upon reaching age 65, are eligible to receive a distribution of their contributions, plus accrued interest earned at a designated rate on reinvestment of the contributions.  In 2017, the rate paid was 3.00%.  The Board of Directors annually reviews and updates the assumed earnings crediting rate to a rate no greater than the lesser of Moody's 20 year AA corporate bond rate and 120% of the long term applicable federal rate (the "AFR").  If a participant dies before reaching age 65 and the participant qualifies, the distribution will be made to the participant's designated beneficiary in an amount equal to what the participant would have accumulated if the participant had reached age 65 and had continued to make contributions to the plan.  The Company believes that the cost of providing the benefit will be offset by earnings on and/or proceeds from life insurance contracts associated with the benefit.  Each executive may defer up to $10,000 each year.

Supplemental Executive Retirement Agreements.  The Company maintains a nonqualified supplemental executive retirement agreement (a "SERP") for each of Mr. Smith, Mr. Wiseman and Mr. Miller.

The amount of Mr. Smith's annual benefit is $117,100 if Mr. Smith's employment is terminated on or after age 65 for any reason other than termination for "cause".  Cause consists of gross negligence, gross neglect of duty, commission of a felony or gross misdemeanor involving moral turpitude, or fraud, disloyalty, dishonesty or willful violation of any law or significant Company policy committed in connection with Mr. Smith's employment and resulting in an adverse effect on the Company.  Payments are required to be made monthly for 20 years.

The Bank and Mr. Wiseman executed a SERP for the benefit of Mr. Wiseman, effective March 6, 2012.  Mr. Wiseman's SERP is an unfunded arrangement maintained to provide supplemental retirement benefits for Mr. Wiseman.  Pursuant to the SERP, if Mr. Wiseman is still employed by the Bank or any of its affiliated entities upon reaching the age of 65, or if before Mr. Wiseman reaches the age of 65, he becomes disabled or there is a change in control of the Bank (each as defined in the SERP), the Bank will commence paying to Mr. Wiseman at age 65 a monthly payment for the remainder of his life in the amount that will be paid from certain annuities fully owned by the Bank.  At the time of Mr. Wiseman's death, whether before or after reaching the age of 65, Mr. Wiseman's beneficiary will be paid the amount that should have been accrued by the Bank to date under generally accepted accounting principles for the payment of the benefits under the SERP in 120 equal monthly installments.  Mr. Wiseman will not be entitled to any benefit in the event that he ceases to be employed by the Bank or another entity affiliated with the Bank, for any reason other than death, disability or change in control, before he reaches age 65.  The projected annual retirement benefit is $245,900.  The Bank retains the right to sell or surrender the annuities purchased by the Bank to fund the SERP.  The Bank may establish a rabbi trust and contribute the funds for the SERP to such trust, which will remain subject to the rights of creditors of the Bank.  The Bank is required to establish such a trust if it sells or surrenders the annuities.

The Bank and Mr. Miller executed a SERP for the benefit of Mr. Miller, effective December 1, 2015.  The amount of Mr. Miller's annual benefit is $170,468 if Mr. Miller's employment is terminated on or after age 65 for any reason other than termination for "cause".  Cause consists of gross negligence, gross neglect of duty, commission of a felony or gross misdemeanor involving moral turpitude, or fraud, disloyalty, dishonesty or willful violation of any law or significant Company policy committed in connection with Mr. Miller's employment and resulting in an adverse effect on the Company.  Payments are required to be made monthly for 20 years.

If Mr. Miller's employment is terminated after he reaches age 60 or 20 years of service but before age 65, and other than for death or disability, the Company will pay Mr. Miller an amount equal to the Company's accrued liability for the Company's liability to Mr. Miller.  The payments will be made monthly for 20 years. The same benefit will be paid to Mr. Miller upon termination due to disability or involuntary termination before age 65, other than for cause or death.

If Mr. Miller dies before separation from service and disability, his beneficiary will be entitled to payments of $170,468 per year for 20 years.  Mr. Miller will not be entitled to a benefit if he terminates his employment before age 60 or 20 years of service for any reason other than death, disability, or involuntary termination.

Director Retirement Plan

Participants in the Director Retirement Plan, upon reaching age 70, are eligible to receive the greater of 50% of the director's three prior years' average total annual or monthly fees or 50% of any consecutive three prior years average total annual or monthly fees.  The benefit is payable for 240 months  If a director dies during active service, payment will be made to the director's designated beneficiary in an amount equal to what the director would have received had the director reached age 70, except the benefit term will be reduced to 60 months.  If the director dies during the payment of benefits, payment will be made to the director's designated beneficiary for the lesser of the remaining term or 60 additional months.  The Company believes that the cost of providing the benefit will be offset by earnings on and/or proceeds from life insurance contracts associated with the benefit.  As directors, Messrs. Smith and Wiseman are participants in the Director Retirement Plan.  If Mr. Smith had retired at December 31, 2017, his monthly payment would have been $797 for 240 months.  If he had died on that date, the monthly benefit would have been $797 for 60 months.  If Mr. Wiseman had retired at December 31, 2017, his monthly payment would have been $897 for 240 months.  If he had died on that date, the monthly benefit would have been $897 for 60 months.  Lead Independent Director Fees or other special director fees, if any, are not included in the calculation of benefits under the Director Retirement Plan. The Board of Directors began the Director Retirement Plan in 1996 to encourage an age certain retirement date for Board members as a method of planning director succession.

Director Deferred Fee Plan

The Company makes available a nonqualified director deferred fee agreement for each of the Company's directors.  The director deferred fee plan is strictly voluntary.  At the annual meeting following the participant's 70th birthday, the participant is eligible to receive a distribution of the director's contributions, plus accrued interest earned at a designated rate on reinvestment of the contributions.  In 2017, the rate paid was 3.00%. The Board of Directors annually reviews and updates the assumed earnings crediting rate to a rate no greater than the lesser of Moody's 20 year AA corporate bond rate and 120% of the long-term AFR.  Generally, if a participant dies before the annual meeting following the participant's 70th birthday, and the participant qualifies, the distribution will be made to the participant's designated beneficiary in an amount equal to what the participant would have accumulated if the participant had lived until the annual meeting following the participant's 70th birthday and had continued to make contributions to the plan.  Mr. Eastman's agreement provides for a death benefit equal to his accrued balance if he dies prior to the annual meeting following his 70th birthday.  Although Messrs. Smith and Wiseman do not currently defer fees under this plan, they are each still participants with amounts in the plan earning interest. The Company believes that the cost of providing the benefit will be offset by earnings on and/or proceeds from life insurance contracts associated with the benefit.  Each director may defer up to $10,000 each year, less any amount deferred under the Executive Deferred Compensation Plan.  Ms. Canady and Mr. Robbins executed agreements in December of 2017, but did not begin active participation in the plan until January 2018.  Mr. Jones does not participate.

Executive Life Insurance

In addition to optional life insurance that the Company makes available to all employees, the Company maintains life insurance on each of the named executive officers of the Company on which the Company paid the entire premium upon purchase.  The Company is the sole owner of each policy, but the Company has entered into an agreement with each named executive officer agreeing to provide to such officer's designated beneficiary from the proceeds of the policy an amount equal to the lesser of (a) two times the officer's highest total annual compensation during any calendar year, including the year of the officer's death, or (b) the face amount of the life insurance policy.  The Company agrees not to sell, surrender or transfer the policy without giving the officer the option to purchase the policy for the fair market value of the policy.

The following table sets forth the amount that would have been payable for each named executive officer covered by Executive Life Insurance at December 31, 2017:

Name	Benefit at December 31, 2017
Jeffrey E. Smith	$643,546
Thomas E. Wiseman	908,818
Larry E. Miller, II	457,926
Scott W. Shockey	435,518
Katrinka V. Hart-Harris	426,301

Director Life Insurance

The Company maintains a life insurance policy for all Directors, with a death benefit of two times annual director fees at time of death reduced by 35% at age 65 and 50% at age 70.  The life insurance policies terminate upon retirement.  Messrs. Smith, Wiseman and Jones, as employees of a subsidiary of the Company, are excluded from this benefit under the terms of the Company's group term life insurance program.

Retirement Plans for All Employees

Profit Sharing Retirement Plan.  The Company sponsors a qualified Profit Sharing Retirement Plan for all of its employees, including the named executive officers.  Each employee who is at least 21 years of age, has completed 1,000 hours and one year of service to the Company or a subsidiary, and is employed on the last day of the plan year is qualified to participate in the Profit Sharing Retirement Plan.  The Board of Directors determines the amount to contribute to the Profit Sharing Retirement Plan each December in its discretion based on the performance and financial condition of the Company.  In 2017, the Compensation Committee contributed 2.17% of total Company payroll to the Profit Sharing Retirement Plan.  Each eligible participant received a pro rata share of the Company's contribution as well as a pro rata share of reallocated forfeitures (such pro rata share, in each case, based upon such participant's eligible compensation).  The named executive officers' share of the 2017 contribution and reallocated forfeitures is reported in the Summary Compensation Table on page 26.

401(k) Retirement Plan.  The Company sponsors a qualified 401(k) Plan under the Profit Sharing Retirement Plan.  Participants' qualifications are identical to those of the Profit Sharing Retirement Plan.  In cases where participants made deferrals to the 401(k) Plan, the Company made a matching contribution equal to 25% of the amount deferred by each employee, up to a maximum deferral amount of 6% not to exceed 1.50% of the participant's eligible plan compensation under the 401(k) Plan. The named executive officers' share of the 2017 contribution and reallocated forfeitures is reported in the Summary Compensation Table on page 26.

Employee Stock Ownership Plan.  The Company sponsors an employee stock ownership plan (the "ESOP") for all of its employees, including the named executive officers.  Participant qualifications are identical to those of the Profit Sharing Retirement Plan.  The Board of Directors determines the amount to contribute to the ESOP each December in its discretion based on the performance and financial condition of the Company.  In December 2017, the Board of Directors voted to contribute 5.08% of total Company payroll to the ESOP.  Each participant's share of contributions and reallocated forfeitures is also identical to those of the Profit Sharing Retirement Plan.  The named executive officers' share of the 2017 contributions and reallocated forfeitures is reported in the Summary Compensation Table on page 26.

Other Benefits

Executive officers of the Company also receive benefits available to all employees, including group term life insurance, health insurance, short- and long-term disability, flexible benefits/cafeteria plan and optional life insurance.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for non-qualifying compensation in excess of $1 million paid to covered persons in any fiscal year.  Neither the Company nor any subsidiary has a policy requiring that all compensation in 2017 and thereafter to the covered officers be deductible under Section 162(m).  The Boards of Directors of the Company and the subsidiaries do, however, consider carefully the after-tax cost and value to the Company and the subsidiaries of all compensation.  The Board of Directors believes that all compensation paid to covered persons in 2017 was fully deductible.

Compensation Committee Report

The Compensation and Management Succession Committee has reviewed and discussed the Compensation Discussion and Analysis above with the Company's management.  Based on this review and discussion, the committee recommends to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's proxy statement and Annual Report on Form 10-K.

Submitted by:
Compensation and Management Succession Committee Members

Anna P. Barnitz, Chairman
Harold A. Howe
Brent A. Saunders

Summary Compensation Table for 2017

The following table summarizes the total compensation awarded to, paid to or earned by each of the named executive officers for the three fiscal years ended December 31, 2017:

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($) (4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Jeffrey E. Smith Chairman of the Board	2017 2016 2015	$237,029(5) 233,717(5) 280,700(5)	$64,870 52,514 81,088	-- -- --	-- -- --	-- -- --	$45,775 (22,150) 11,350	$34,835(6) 33,480 35,686	$382,509 297,561 408,824
Thomas E. Wiseman President and Chief Executive Officer	2017 2016 2015	313,773(5) 305,827(5) 297,470(5)	87,868 71,131 87,868	-- -- --	-- -- --	-- -- --	164,604 148,719 142,307	86,869(7) 85,044(7) 85,257(7)	653,114 610,721 612,902
Scott W. Shockey Senior Vice President and Chief Financial Officer	2017 2016 2015	180,247 177,074 171,889	35,537 33,768 35,537	-- -- --	-- -- --	-- -- --	-- -- --	25,988(8) 24,723 24,248	241,772 235,565 231,674
John G. Jones (9) Former President, Milton Bank Division	2017 2016	259,641 95,838	-- --	-- --	-- --	-- --	-- --	30,715(10) 11,565	290,356 107,403
Larry E. Miller, II Chief Operating Officer and Secretary	2017 2016 2015	196,430 191,352 187,600	37,275 30,175 37,275	-- -- --	-- -- --	-- -- --	142,346 131,574 11,354	27,404(11) 28,274 26,593	403,455 381,375 262,822
Katrinka V. Hart-Harris Senior Vice President	2017 2016 2015	180,389 177,253 175,498	35,748 28,939 35,748	-- -- --	-- -- --	-- -- --	-- -- --	25,597(12) 25,712 24,802	241,734 231,904 236,049

(1)	Base salaries for the named executive officers are described on page 21.

(2)	Bonuses for the named executive officers are described on page 21.

(3)
The amounts in column (h) reflect the change in the actuarial present value of Messrs. Smith's, Wiseman's and Miller's benefits under their SERPs, and also the actuarial present value of Messrs. Smith's and Wiseman's benefits under the Director Retirement Plan.  Each plan is described on page 23, and the amounts for each are as follows:

Name	Year	Increase in Actuarial Present Value of SERP	Increase in Actuarial Present Value of Director Retirement Plan
Jeffrey E. Smith	2017 2016 2015	$ 33,316 (33,316) --	$12,459 11,166 11,350
Thomas E. Wiseman	2017 2016 2015	157,882 142,553 136,109	6,722 6,166 6,198
Larry E. Miller, II	2017 2016 2015	142,346 131,574 11,354	-- -- --

(footnotes continued on next page)

(4)	The amount shown in column (i) reflects for each named executive officer:

•	Company contributions and reallocated forfeitures under the Profit Sharing Retirement Plan, which is described on page 24.
•	Company contributions and reallocated forfeitures under the 401(k) Plan, which is provided for under the Profit Sharing Retirement Plan and is described on page 25.
•	Company contributions and reallocated forfeitures under the Employee Stock Ownership Plan, which is described on page 25.
•	Reportable income related to executive life insurance, which is described on page 24.
•	Board designated Christmas Gift paid to all employees in November of each year in an amount equal to two weeks of the base salary of the employee.
•	Instructor Fees for teaching a class to employees and Service Awards for being employed by the Bank for a certain number of years.

(5)
Includes director's fees received by Messrs. Smith and Wiseman totaling $18,900 for each of them in each of 2017, 2016 and 2015.  Mr. Jones received director's fees of $18,900 in 2017 and $7,875 in 2016.

(6)	Includes $15,301 received by Mr. Smith in 2017 in Company contributions and reallocated forfeitures under the Employee Stock Ownership Plan.

(7)
Includes Executive Committee Chairman fees received by Mr. Wiseman totaling $50,000 in each of 2017, 2016 and 2015; Company contributions and reallocated forfeitures under the Employee Stock Ownership Plan of $15,346 in 2017; and a Christmas gift of $11,367 in 2017.

(8)	Includes $12,108 received by Mr. Shockey in 2017 in Company contributions and reallocated forfeitures under the Employee Stock Ownership Plan.

(9)	Mr. Jones served as President of the Milton Bank Division of the Bank since the Milton Bancorp merger in August 2016 until his retirement in January 2018.

(10)	Includes $14,210 received by Mr. Jones in 2017 in Company contributions and reallocated forfeitures under the Employee Stock Ownership Plan.

(11)	Includes $12,743 received by Mr. Miller in 2017 in Company contributions and reallocated forfeitures under the Employee Stock Ownership Plan.

(12)	Includes $11,850 received by Ms. Hart-Harris in 2017 in Company contributions and reallocated forfeitures under the Employee Stock Ownership Plan.

Pay Ratio Disclosure

CEO Pay Ratio

Pursuant to the Securities and Exchange Commission's regulations, we are now required for the first time to calculate and provide to you the ratio of our chief executive officer's annual total compensation to the annual total compensation of our employee whose annual total compensation represents the median compensation of all employees other than our chief executive officer.

To determine our "median employee," we added the salary paid to each employee (other than Mr. Wiseman) during 2017 plus all other compensation paid to such employee for services rendered during 2017 to arrive at total compensation paid to each employee with respect to 2017.  We used the amount of salary paid during 2017, rather than salary paid for services rendered during 2017 regardless of when actually paid, because it was simpler to obtain from payroll records and deemed not to significantly affect the determination of the median employee.  We calculated the compensation of each of our 329 employees who was employed by the Company as of December 31, 2017.  The compensation of each full-time, permanent employee who was hired after January 1, 2017, was annualized.  The compensation of each part-time, temporary or seasonal employee was not adjusted to a full-time or full-year equivalent.  We included for each employee the forms of compensation that are required to be disclosed in the Summary Compensation Table for named executive officers, plus the income imputed to each employee for health insurance and health reimbursement account benefits.

After calculating each employee's annual total compensation, we ranked the annual total compensation of all employees, except Mr. Wiseman, from lowest to highest and identified the middle employee in the list as the median employee.  We then calculated the total annual compensation of Mr. Wiseman and of our median employee for services rendered during 2017, in accordance with the requirements for the Summary Compensation Table, plus the imputed amount for the health insurance and health reimbursement benefits.  The calculations yielded the following numbers:

•	Mr. Wiseman's annual total compensation	$ 675,127
•	The median employee's annual total compensation	$ 43,874
•	The ratio of Mr. Wiseman's annual total compensationto the median employee's annual total compensation:	15.4 : 1.0

Pension Benefits for 2017

The following table shows the present value of accumulated benefits payable to the named executive officers who received pension benefits in 2017:

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
Jeffrey E. Smith	SERP Director Retirement Plan	21 21	$1,625,840 101,250	-- --
Thomas E. Wiseman	SERP Director Retirement Plan	6 21	772,381 51,073	-- --
Larry E. Miller, II	SERP	3	285,273	--

(1)
Mr. Smith has been employed by the Bank for 45 years and has been a director of the Bank for 30 years.  Mr. Wiseman has been employed by the Bank for 8 years and has been a director of the Bank for 25 years.  Mr. Miller has been employed by the Bank for 31 years.

Descriptions of the SERPs and the Director Retirement Plan are set forth under the headings "Compensation Discussion and Analysis – Executive Retirement Plans – Supplemental Executive Retirement Agreements" and "Compensation Discussion and Analysis – Director Retirement Plan" on page 23.  The present value of accumulated benefits under the three plans is calculated based upon the discounted present value of payments for 20 years discounted by 4.00% per year.

 Upon Mr. Smith's election to retire, he would be eligible to receive benefits under his SERP in the amount of $117,100 annually.  This benefit would be payable in equal monthly installments over 240 months.

If Mr. Wiseman were to retire during 2018, he would not be eligible to receive early retirement benefits under his SERP.

If Mr. Miller were to retire during 2018, he would be eligible to receive early retirement benefits under his SERP in the amount of $20,547 annually.  This benefit would be payable in equal monthly installments over 240 months.

Nonqualified Deferred Compensation for 2017

The following table describes the nonqualified deferred compensation for the named executive officers other than Mr. Jones, who did not participate.  A description of the Executive Deferred Compensation Plan is set forth under the headings "Compensation Discussion and Analysis – Executive Retirement Plans – Executive Deferred Compensation Plan" on page 23.  A description of the Director Deferred Fee Plan is set forth under the headings "Compensation Discussion and Analysis – Director Deferred Fee Plan" on page 24.

Name (a)	Plan Name (b)	Executive Contributions in Last FY ($) (c) (1)	Registrant Contributions in Last FY ($) (d)	Aggregate Earnings in Last FY ($) (e)	Aggregate Withdrawals/ Distributions ($) (f)	Aggregate Balance at Last FYE ($) (g)
Jeffrey E. Smith	Executive Deferred Compensation Plan Director Deferred Fee Plan	$9,984 --	-- --	$5,658 5,110	-- --	$199,216 175,455
Thomas E. Wiseman	Executive Deferred Compensation Plan Director Deferred Fee Plan	9,984 --	-- --	2,493 8,280	-- --	90,534 284,273
Scott W. Shockey	Executive Deferred Compensation Plan	7,800	--	2,590	--	92,804
Larry E. Miller, II	Executive Deferred Compensation Plan	9,984	--	151	--	10,135
Katrinka V. Hart-Harris	Executive Deferred Compensation Plan	7,800	--	6,506	--	227,223

(1)	Amounts represented in column (c) are included in column (c) of the Summary Compensation Table on page 26. None of the amounts reported in column (e) are included in the Summary Compensation Table.

Post-termination or Change in Control Compensation

Neither the Company nor any of its subsidiaries has executed a separate employment, severance or change in control agreement with any of the executive officers of the Company.

Certain compensation plans provide benefits payable upon termination.  Benefits payable to the named executive officers upon termination under the Executive Deferred Compensation Plan and the Director Deferred Fee Plan are described under the heading "Compensation Discussion and Analysis – Executive Retirement Plans – Executive Deferred Compensation Plan" and under the heading "Compensation Discussion and Analysis – Executive Retirement Plans – Director Deferred Fee Plan" and in the Nonqualified Deferred Compensation Plan table on page 29.  Benefits payable to Mr. Smith, Mr. Wiseman and Mr. Miller under their SERPs are described under the heading "Compensation Discussion and Analysis-Executive Retirement Plans-Supplemental Executive Retirement Agreements" on page 23.  Benefits payable to Mr. Smith and Mr. Wiseman under the Director Retirement Plan are described under the heading "Compensation Discussion and Analysis – Director Retirement Plan" on page 23 and are set forth in the Pension Benefits table on page 28.  Benefits payable to named executive officers under executive and director life insurance policies are described under the heading "Compensation Discussion and Analysis – Executive Life Insurance" and "Compensation Discussion and Analysis – Director Life Insurance" on page 24.

Regardless of the manner in which a named executive officer's employment terminates, the officer will be entitled to receive amounts earned during his or her employment under the Profit Sharing Retirement Plan, the 401(k) Plan and the ESOP.  Named executive officers will also be entitled to benefits upon death or disability under group plans available to all employees of the Company or the Bank.

Director Compensation

All of the directors of the Company also serve as directors of the Bank.  Members of the Board of Directors of the Company receive compensation for their services rendered as directors of the Bank, not the Company.  In 2017, each director who was not an employee of the Company or any of its subsidiaries received $550 per month for his or her service as a member of the Board of Directors of the Bank.  Directors who were employees of one of the subsidiaries of the Company received $350 per month in 2017 for their services.  In addition, each director of the Bank received an annual retainer of $14,700 in 2017.  This figure is pro-rated for time served for new or retiring members.

In January 2010, the Independent Directors appointed David W. Thomas as Lead Independent Director.  The Lead Independent Director's responsibilities are to chair Board and committee meetings in the absence of the Chief Executive Officer as well as chair the monthly meetings of the independent directors.  In addition to the fees outlined above, Mr. Thomas will receive $18,000 for his services as Lead Independent Director in 2018.

Each non-employee director who was a member of the Executive Committee of the Bank (Anna P. Barnitz, Steven B. Chapman, Harold A. Howe, Brent A. Saunders and David W. Thomas) received fees of $40,695 in 2017.  This figure is pro-rated for time served for new and retired members.  Executive Committee members who are employees of the Bank receive no compensation for serving on the Executive Committee, except for Thomas E. Wiseman, whose current salary includes $50,000 for his duties as Chairman of the Executive Committee.  The Executive Committee of the Bank met 33 times in 2017.

The Company maintains a life insurance policy for all directors with a death benefit of two times annual director fees at time of death, reduced by 35% at age 65 and 50% at age 70.  The life insurance policies terminate upon retirement.  Messrs. Jones, Smith and Wiseman, as employees of the Bank, are excluded from this benefit under the terms of the Bank's group term life insurance program.

In December 1996, life insurance contracts were purchased by the Company for all directors and certain officers, and additional contracts have been purchased as new directors and officers have joined the Company.  The Company is the owner of the contracts.  The purpose of these contracts was to replace a current group life insurance program for executive officers, implement a deferred compensation plan for directors and executive officers, implement a director retirement plan, and implement a supplemental retirement plan for certain officers.

For a description of the director retirement and deferred compensation agreements, see "Compensation Discussion and Analysis -- Director Retirement Plan" and "Compensation Discussion and Analysis -- Director Deferred Fee Plan".

The following table summarizes the compensation paid to directors (except those included in the Summary Compensation Table) for the fiscal year ended December 31, 2017:

Director Compensation for 2017

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f) (1)	All Other Compensation ($) (g) (2)	Total ($) (h)
Anna P. Barnitz	$61,995	--	--	--	$4,794	$653	$67,442
Kimberly A. Canady	19,525	--	--	--	0	46	19,571
Steven B. Chapman (3)	25,831	--	--	--	12,831	23	38,685
Brent R. Eastman	21,300	--	--	--	6,523	88	27,911
Harold A. Howe	61,995	--	--	--	12,725	164	74,884
Edward J. Robbins	19,525	--	--	--	0	46	19,571
Brent A. Saunders	61,995	--	--	--	6,937	20,253(4)	89,185
David W. Thomas	79,995	--	--	--	8,700	526	89,221
(1)	Consists of the change during 2017 in the actuarial present value of the director's accumulated benefit under the director retirement plan.

(2)
Consists of the incremental cost of group term life insurance coverage on the lives of the directors, Service Awards for serving as a director for a certain number of years, and Instructor Fees for teaching a class to employees.

(3)	Mr. Chapman retired from his service as a director as of May 10, 2017.

(4)	Includes retainer fees received by Mr. Saunders totaling $20,000 for legal services during 2017.

Compensation Committee Interlocks and Insider Participation

Those who served as members of the Company's Compensation and Management Succession Committee at any time during 2017 were:  Mrs. Barnitz, Mr. Howe and Mr. Saunders.  All of the members of the Compensation Committee are independent directors under applicable Nasdaq Rules.  None of the members of the Compensation Committee are currently or have ever been officers or employees of the Company, except Mr. Howe, who last served as an officer in 2003.  During the 2017 fiscal year, none of the Company's executive officers served on the board of directors or compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served on the Company's Board of Directors or Compensation Committee.

The members of the Compensation Committee as well as members of their immediate families and firms, corporations or other entities with which they are affiliated may have been customers of and had banking transactions (including loans and loan commitments) with the Bank in the ordinary course of their respective businesses and in compliance with applicable federal and state laws and regulations.  Any such loans were made on substantially the same terms, including the interest rate charged and collateral required, as those prevailing at the time for comparable transactions with persons not affiliated with the Company or one of its subsidiaries.  In addition, the loans to these persons have been, and are presently, subject to no more than a normal risk of collectability and present no other unfavorable features.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

 The Bank has had and expects to have in the future banking transactions in the ordinary course of the Bank's business with some of the directors, officers and principal shareholders of the Company and entities with which they are associated.  The Board of Directors has determined that all of the directors except Messrs. Jones, Smith and Wiseman are "independent" under the listing standards of Nasdaq.  In determining independence, the Board of Directors considered loan and deposit relationships with each director or with persons related to or affiliated with the director; fees paid to Mr. Saunders for legal services; and the lease between the Bank and Ohio Valley Supermarkets, Inc., in which Mr. Eastman has an ownership interest.  The rules of Nasdaq do not deem such relationships to disqualify a director from being deemed independent.  In addition, all loans by the Bank in which a "related person," within the meaning of Item 404(a) of Regulation S-K of the SEC, had or will have a direct or indirect material interest since the beginning of fiscal year 2017 (a) were not disclosed as nonaccrual, past due, restructured or potential problems; (b) were made in the ordinary course of business; (c) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender; and (d) did not involve more than the normal risk of collectability or present other unfavorable features.  As of the date of this Proxy Statement, all of such loans were performing loans.  The Board of Directors does not believe such relationships interfere with the directors' exercise of independent judgment in carrying out their responsibilities as directors.

Brent A. Saunders, LPA received retainer fees of $20,000 for legal services to the Company and its subsidiaries during the Company's 2017 fiscal year, as approved by the Board of Directors in December 2016.  In December 2017, the Board of Directors approved the payment to Mr. Saunders of $21,000 in retainer fees for legal services to the Company and its subsidiaries during the Company's 2018 fiscal year.  The Board of Directors determined that such a relationship does not interfere with Mr. Saunders' exercise of independent judgment in carrying out his responsibilities as a director; rather, in fact, Mr. Saunders' legal experience provides value to his service as a director.

The Bank's Pomeroy Save-A-Lot office is leased from Ohio Valley Supermarkets, Inc., of which Mr. Eastman is the President and has an ownership interest.  The Board of Directors determined that such relationship does not interfere with Mr. Eastman's exercise of independent judgment in carrying out his responsibilities as a director.

From time to time, the Company accepts loans from various persons to raise funds for ongoing operations and to fund the growth of the Company and its subsidiaries.  These loans are evidenced by promissory notes, which are sold by the Company in private placements to accredited investors without registration under the Securities Act of 1933, as amended.

Since the beginning of the last fiscal year, the Company had outstanding at various times 6 separate promissory notes to Mr. Eastman, his brother and a revocable trust with respect to which Mr. Eastman's mother serves as trustee.  Of the 6 notes outstanding to Mr. Eastman and his family members, all were renewals of loans that had been made prior to 2017.  The notes had terms of 2 years or 3 years.  All of those 6 notes remained outstanding at March 23, 2018.  No principal was actually paid to the Eastmans on any of such notes during 2017; interest was paid and new notes were executed upon maturity.

The following table sets forth certain information regarding the notes issued by the Company to the Eastmans that were outstanding at any time since the beginning of 2017:

Name	Largest Amount Outstanding Since January 1, 2017	Amount Outstanding at March 23, 2018	Principal Paid Since January 1, 2017	Interest Paid Since January 1, 2017	Interest Rate
Brent R. Eastman	$360,000	$360,000	$0	$0	1.75%
Kevin W. Eastman	$360,000	$360,000	$0	$0	1.75%
Sheila E. Eastman Revocable Trust	$511,675	$511,675	$0	$0	1.50%
Sheila E. Eastman Revocable Trust	$530,720	$530,720	$0	$0	1.50%
Sheila E. Eastman Revocable Trust	$632,882	$632,882	$0	$13,327	1.50%
Sheila E. Eastman Revocable Trust	$747,592	$747,592	$0	$22,489	1.93%

John G. Jones's son, Ryan J. Jones, is currently Vice President of the Company and Senior Vice President and Chief Risk Officer of the Bank.  His compensation for 2017 totaled approximately $207,817, which includes salary, bonus, and benefits available to all employees.

In connection with the merger of Milton Bancorp and the Company, the Company, the Bank and Ryan J. Jones executed a Change in Control Agreement providing, generally, that if Mr. Jones' employment is terminated without cause within one year after a change in control of the Company, Mr. Jones will be entitled to receive (upon execution of a general release and waiver) a lump sum payment equal to two times the greater of his compensation paid in the taxable year immediately prior to the merger and the highest compensation paid to Mr. Jones for a taxable year at any time between the effective date of the merger and the date of the change in control.  In exchange for the right to receive the payments, Mr. Jones agreed to non-solicitation and confidentiality restrictions during and after the termination of his employment.

The Board of Directors adopted a written policy in March 2007 requiring transactions over $120,000 involving the Company or a subsidiary of the Company and a "related party" with a direct or indirect material interest to be approved or ratified by the Audit Committee.   The Audit Committee's approval must be based on its determination that the transaction, first, is in or not inconsistent with the best interests of the Company, and second, is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party, or is for products or services from a related party of a nature, quantity or quality, or on other terms, that are not readily available from other sources. "Related parties" include directors, executive officers, beneficial holders of more than 5% of the outstanding common shares of the Company, their immediate family members, and firms, corporations and other entities in which any of them have certain relationships.  All related party transactions entered into since January 1, 2017, have been ratified by the Audit Committee.  Any proposed loan between the Bank and a director or executive officer of the Company is approved by the full Board of Directors.

PROXY ITEM 2:  ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as codified in Section 14A of the Securities Exchange Act of 1934, and regulations of the SEC adopted under that Act, give the Company's shareholders an opportunity to vote to approve the compensation of our named executives as disclosed in this proxy statement.  At the Annual Meeting of Shareholders of the Company held on May 10, 2017, one of the matters voted upon by the shareholders of the Company was the non-binding advisory vote on the frequency of future non-binding advisory votes on executive compensation. At that time, shareholders voted to recommend non-binding advisory votes on executive compensation every year.  After consideration of such vote, the current policy of the Company's Board of Directors is to provide a vote on approval of the compensation paid to the Company's named executive officers annually.  Accordingly, unless the Board changes the frequency of future votes, the next vote on approval of named executive officer compensation will occur at the 2019 Annual Meeting of Shareholders.

Our named executive officers are those individuals included in the Summary Compensation Table on page 26 in this proxy statement.  The compensation being approved is the compensation required to be disclosed in this proxy statement by the rules of the SEC, including the compensation described in the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement.

 The vote is advisory in nature and therefore will not bind the Board of Directors to take any particular action.  Nevertheless, if there is a significant vote against approval of the compensation, the Board of Directors intends to attempt to determine the reason for such negative votes and may make changes to executive compensation based on its findings.

The Board of Directors has structured the Company's executive compensation program with the following objectives in mind:  compensation should be directly linked to corporate operating performance, and all officers should receive fair and equitable compensation for their respective levels of responsibility and supervisory authority compared to their peers within the Company as well as their peers within the financial services industry.  The Board of Directors urges you to read the "Compensation Discussion and Analysis" starting on page 17 of this proxy statement and the related compensation tables and narrative on pages 26 through 30.

The Board of Directors is asking you to approve the following resolution, which will be submitted for a shareholder vote at the Annual Meeting:

RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed in the Company's proxy statement for the 2018 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and the related material, is hereby APPROVED.

The Board of Directors unanimously recommends that you vote FOR approval of the compensation paid to the named executive officers.

AUDIT COMMITTEE MATTERS

Report of the Audit Committee of the Board of Directors for the Fiscal Year Ended December 31, 2017

The Audit Committee has submitted the following report for inclusion in this proxy statement:

Role of the Audit Committee, the Independent Registered Public Accounting Firm and Management

The Audit Committee consists of four directors who qualify as independent under applicable Nasdaq rules as well as under Rule 10A-3 promulgated under the Exchange Act. The Audit Committee operates under a written charter adopted by the Board of Directors.

The Audit Committee appoints the Company's independent registered public accounting firm and oversees the Company's financial and reporting processes on behalf of the Board of Directors.  Management is responsible for the Company's consolidated financial statements and its accounting and financial reporting processes, including the establishment and maintenance of an adequate system of internal control over financial reporting.  Management is also responsible for preparing its report on the establishment and maintenance of, and assessment of the effectiveness of, the Company's internal control over financial reporting.  Crowe Horwath LLP ("Crowe Horwath"), the independent registered public accounting firm employed by the Company for the 2017 fiscal year, is responsible for auditing the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing its report thereon based on such audit, for issuing an attestation report on the  Company's internal control over financial reporting and for reviewing the Company's unaudited interim consolidated financial statements.  The Audit Committee's responsibility is to provide independent, objective oversight of these processes.

Review and Discussion with Management and the Independent Registered Public Accounting Firm

As part of its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements of the Company for the year ended December 31, 2017, including a discussion of the quality, and not just the acceptability, of the accounting principles applied, the reasonableness of significant judgments and the clarity of disclosures in the audited financial statements.  The Audit Committee also discussed with management and Crowe Horwath the adequacy and effectiveness of the Company's internal control over financial reporting and related accounting and financial controls.  The Audit Committee also discussed with management and Crowe Horwath the interim financial and other information contained in the Company's earnings releases and SEC filings.

 The Audit Committee discussed with Crowe Horwath the matters required by the standards of the Public Company Accounting Oversight Board (United States), including those described in Statement on Auditing Standard No. 1301, as amended, as adopted by the Public Company Accounting Oversight Board, and, with and without management present, reviewed and discussed the results of Crowe Horwath's examination of the Company's consolidated financial statements.

The Audit Committee also discussed with Crowe Horwath that firm's independence from the Company and its management.  The Audit Committee obtained from Crowe Horwath the written disclosures and the letter from Crowe Horwath required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communication with the Audit Committee concerning independence.  The Audit Committee discussed with Crowe Horwath any relationships or services that might affect that firm's objectivity and satisfied itself as to Crowe Horwath's independence.

Management's Representations and Audit Committee Recommendations

Management has represented to the Audit Committee that the Company's audited consolidated financial statements for the year ended December 31, 2017 were prepared in accordance with accounting principles generally accepted in the United States.  The Audit Committee has reviewed and discussed with management and Crowe Horwath the audited consolidated financial statements, and management's report on the establishment and maintenance of, and assessments of the effectiveness of, the Company's internal control over financial reporting.  Based on the reviews and discussions outlined above, the Audit Committee recommended to the
Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Submitted by:
Audit Committee Members

David W. Thomas, Chairman
Anna P. Barnitz
Kimberly A. Canady
Brent R. Eastman

Pre-Approval of Services Performed by Independent Registered Public Accounting Firm

Under applicable SEC rules,  the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to assure that they do not impair that firm's independence from the Company.  The SEC's rules specify the types of non-audit services that an independent registered public accounting firm may not provide to its audit client and establish the Audit Committee's responsibility for administration of the engagement of the independent registered public accounting firm.  Accordingly, the Audit Committee has adopted, and the Board of Directors has ratified, an Audit and Non-Audit Services Pre-Approval Policy (the "Pre-Approval Policy"), which sets forth the procedures and the conditions pursuant to which services proposed to be performed by the Company's independent registered public accounting firm may be pre-approved.

The purpose of the Pre-Approval Policy is to set forth the procedures by which the Audit Committee intends to fulfill its responsibilities.  It does not delegate the Audit Committee's responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

Consistent with the SEC's rules, the Pre-Approval Policy provides two different approaches to pre-approving services.  Proposed services may either be pre-approved without consideration of specific case-by-case services by the Audit Committee ("general pre-approval") or require the specific pre-approval of the Audit Committee ("specific pre-approval").  The combination of these two approaches in the Pre-Approval Policy results in an effective and efficient procedure to pre-approve services performed by the independent registered public accounting firm.  As set forth in the Pre-Approval Policy, unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit Committee if it is to be provided by the independent registered public accounting firm.  Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval by the Audit Committee.

The Audit Committee may delegate either type of pre-approval authority to one or more of its members.  The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Appendices to the Pre-Approval Policy describe the services that have the general pre-approval of the Audit Committee.  The term of any general pre-approval is 12 months from the date of pre-approval, unless the Audit Committee considers a different period and states otherwise.  The Audit Committee will annually review and pre-approve the services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval from the Audit Committee.  The Audit Committee will add to or subtract from the list of general pre-approved services from time to time, based on subsequent determinations.

All requests or applications for services to be provided by the independent registered public accounting firm that do not require specific approval by the Audit Committee will be submitted to the Company's Audit Liaison and must include a detailed description of the services to be rendered.  The Audit Liaison will determine whether such services are included within the list of services that have received the general pre-approval of the Audit Committee.  The Audit Committee will be informed on a timely basis of any such services rendered by the independent registered public accounting firm.

Requests or applications to provide services that require specific approval by the Audit Committee will be submitted to the Audit Committee by both the independent registered public accounting firm and the Audit Liaison, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC's rules on auditor independence.

The Audit Committee has designated the Audit Liaison to monitor the performance of all services provided by the independent registered public accounting firm and to determine whether such services are in compliance with the Pre-Approval Policy.  The Audit Liaison will report to the Audit Committee on a periodic basis on the results of this monitoring.  Both the Audit Liaison and management will immediately report to the chairman of the Audit Committee any breach of the Pre-Approval Policy that comes to the attention of the Audit Liaison or any member of management.

Services Rendered by Independent Registered Public Accounting Firm

                In November 2016, the Audit Committee approved the rehiring of Crowe Horwath for a three-year-term for fiscal years 2017, 2018 and 2019.  All of the services rendered by Crowe Horwath to the Company during 2017 and 2016 were pre-approved by the Audit Committee.  Fees billed for services rendered by Crowe Horwath for each of 2017 and 2016 were:

               Audit Services.  The aggregate fees billed by Crowe Horwath for the audit of the financial statements included in the Annual Report on Form 10-K for the review of the financial statements included in our quarterly reports on Form 10-Q for our fiscal years ended December 31, 2017 and 2016, were $203,000 and $257,000, respectively.  In 2016 audit services included additional fees related to audit procedures surrounding the business combination with Milton Bancorp.

               Audit-Related Fees.  There were no audit-related fees billed in 2017 and 2016, respectively.

               Tax Fees.  The aggregate fees billed for professional services rendered by Crowe Horwath LLP for tax preparation, tax compliance and tax planning were $28,000 and $26,500 for 2017 and 2016, respectively.

               All Other Fees.  Fees associated with professional services related to the captive insurance subsidiary were $30,000 in 2017 (for captive insurance subsidiary annual renewal, tax return preparation, and audit and preparation of captive financial statements) and $28,000 in 2016 (for tax preparation, summarization of insurance coverage and audit of financial statements).

PROXY ITEM 3:    RATIFICATION OF THE SELECTION OF CROWE HORWATH LLP
AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Crowe Horwath as the Company's independent registered public accounting firm for fiscal year 2018.  Crowe Horwath has served as the Company's independent registered public accounting firm since 1992.  Although not required, shareholders are being asked to ratify the appointment of Crowe Horwath as the Company's independent registered public accounting firm for fiscal year 2018 as good corporate practice.  The vote will not be binding on the Audit Committee.  If the selection of Crowe Horwath is not ratified, the Audit Committee will reconsider but may decide to maintain the appointment of Crowe Horwath.  Even if the selection is ratified by the shareholders, the Audit Committee may, in its discretion, retain a different independent registered public accounting firm at any time if such change would be in the best interests of the Company and its shareholders.

Management of the Company expects that a representative of Crowe Horwath will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

The Board of Directors recommends a vote "FOR" the ratification of the selection of Crowe Horwath LLP as the independent registered public accounting firm for fiscal year 2018.

ANNUAL REPORT – FORM 10-K

The Company will provide without charge to any shareholder of record on March 23, 2018, on the written request of any such shareholder, a copy of the Company's Annual Report on Form 10-K, including financial statements and schedules thereto, required to be filed under the Exchange Act for the Company's fiscal year ended December 31, 2017.  Such written request should be directed to Larry E. Miller, II, Secretary, Ohio Valley Banc Corp., P.O. Box 240, Gallipolis, Ohio 45631, telephone number 1-800-468-6682 or 1-740-578-3205.

PROXY STATEMENT PROPOSALS

               Any proposals of shareholders intended to be included in the Company's proxy statement for the 2019 Annual Meeting of Shareholders should be sent to the Company by certified mail and must be received not later than December 6, 2018.  In addition, if a shareholder intends to present a proposal at the 2019 Annual Meeting without including the proposal in the proxy materials related to that meeting, and if the proposal is not received by February 19, 2019, then the proxies designated by the Board of Directors of the Company for the 2019 Annual Meeting of Shareholders of the Company may vote in their discretion on any such proposal any shares for which they have been appointed proxies without mention of such matter in the proxy statement or on the proxy card for such meeting.

Shareholders desiring to nominate candidates for election as directors at the 2019 Annual Meeting must follow the procedures described in "ELECTION OF DIRECTORS – Nominating Procedures."

HOUSEHOLDING INFORMATION

Each shareholder of record will receive a separate mailing of the Notice Regarding Internet Availability of Proxy Materials and, at a later date, a copy of that Notice, a proxy, and a return envelope.  Each shareholder of record desiring a printed copy of the proxy materials must request such shareholder's own copy.  Beneficial shareholders whose shares are held by a bank, broker or other holder of record should request information about householding from such record holder.

OTHER MATTERS

The only business the Company's management intends to present at the Annual Meeting consists of the matters set forth in this proxy statement.  The Company's management knows of no other matters to be brought before the Annual Meeting by any other person or group.

If any other matters should properly come before the Annual Meeting, the proxy holders will vote on those matters in their discretion.

All duly executed proxies received will be voted.

Please sign and date the proxy you will receive from the Company and mail it promptly, or submit your proxy electronically by going to the Company's website at http://www.ovbc.com and following the instructions on that website.

BY ORDER OF THE BOARD OF DIRECTORS
Jeffrey E. Smith
Chairman of the Board

Thomas E. Wiseman
President and Chief Executive Officer

Annex A - Reconciliation of non-GAAP and GAAP financial measures

The following table reconciles financial results of the Company reported in accordance with accounting principles generally accepted in the United States of America ("GAAP") to non-GAAP financial results considered by the Compensation Committee and the Board of Directors of the Company in awarding bonuses.  In 2017, the financial results included the impact of the Tax Cuts and Jobs Act that was passed into law on December 22, 2017.  The primary change impacting the Company was reducing our federal tax rate from 34% to 21% starting in 2018.  However, there was an impact on 2017 due to accounting guidance requiring the Company to revalue its deferred tax asset based on the new tax rate.  As a result of the revaluation, the Company incurred a one-time tax expense charge of $1,783,000 to adjust the deferred tax asset based on the new tax rate.  This non‑GAAP financial information has been provided to aid investors in better understanding the company's performance as viewed by the Board of Directors in determining bonus compensation.  In establishing the compensation goals for 2017, the Board of Directors was not aware of the future one-time tax expense.  As a result, the charge was excluded from the net income goal measurement due to the amount of the charge and the event being beyond management's control.   This non-GAAP financial measure should not be considered as a substitute, or superior to, the measures of financial performance prepared in accordance with GAAP.
NET INCOME GOAL	($ in thousands)
2017
Net Income (as reported) (GAAP)	$7,509
Plus one-time deferred tax asset charge due to tax rate change	1,783
Adjusted Net Income (non-GAAP)	$9,292

OHIO VALLEY BANC CORP.
420 Third Avenue
P.O. Box 240
Gallipolis, OH  45631

No. of OVBC Shares:
Account No.

Control Number:

Please indicate any address change above.

PROXY VOTING INSTRUCTIONS

Shareholders of record have two ways to vote by proxy:

By Mail
Sign and date this proxy on the reverse side and return in the enclosed envelope.

By Internet
▪	Go to http://www.ovbc.com and click on the "Proxy Voting" button.
▪	Enter your unique "Control Number" shown in the box above.
▪	Follow the instructions on your screen.

You will incur only your usual Internet access charges.

Internet voting is available until 9:00 a.m. Eastern Daylight Saving Time on May 16, 2018.

Please note that the last instruction received, whether by mail or Internet, will be the instruction counted.

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to be held on May 16, 2018

The Proxy Statement, sample proxy card and Annual Report to Shareholders for the 2018 Annual Meeting are available on the Company's website at http://bit.ly/OVBCdocs.

To obtain directions to attend the Annual Meeting and vote in person, please call Melissa P. Wooten, Assistant Vice President, Shareholder Relations Manager and Trust Officer, at 1-800-468-6682 or 1-740-578-3287.

OHIO VALLEY BANC CORP.
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 16, 2018

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder(s) of common shares of Ohio Valley Banc Corp. (the "Company") hereby appoints Jeffrey E. Smith, David W. Thomas and Larry E. Miller, II, and each of them with full power of substitution to each, the true and lawful attorneys and proxies of the undersigned to vote all of the common shares of the Company that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company, to be held at the Morris and Dorothy Haskins Ariel Theatre, 426 Second Avenue, Gallipolis, Ohio, on Wednesday, May 16, 2018 at 5:00 p.m., Eastern Daylight Saving Time, and at any adjournment(s) thereof, as follows:

1.	To elect the following three (3) directors to the Board of Directors for a term expiring in 2021:

Anna P. Barnitz                  □ Vote For         □ Withhold Authority to Vote

Brent R. Eastman               □ Vote For         □ Withhold Authority to Vote

Thomas E. Wiseman          □ Vote For         □ Withhold Authority to Vote

2.	To approve, in a non-binding vote, the compensation of the Company's named executive officers.	FOR AGAINST ABSTAIN □ □ □

3.	To ratify the selection of Crowe Horwath LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018.	FOR AGAINST ABSTAIN □ □ □
4.	The individuals designated to vote this proxy are authorized to vote in their discretion upon any other matter which properly comes before the Annual Meeting or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE FOUR NOMINEES LISTED IN ITEM 1, WHO HAVE BEEN NOMINATED BY THE BOARD OF DIRECTORS, "FOR" ITEM 2, FOR "1 YEAR" ON ITEM 3, AND "FOR" ITEM 4.

WHERE A CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED OR NOT VOTED AS SPECIFIED.  UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE AS DIRECTORS OF THE COMPANY, "FOR" THE APPROVAL OF THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS, AND "FOR" THE RATIFICATION OF THE SELECTION OF CROWE HORWATH LLP.  IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE INDIVIDUALS DESIGNATED TO VOTE THIS PROXY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEE(S) AS THE DIRECTORS MAY RECOMMEND.

ALL PROXIES PREVIOUSLY GIVEN BY THE UNDERSIGNED ARE HEREBY REVOKED.

Please sign exactly as your name appears hereon.  All joint owners should sign.  When signing as Attorney, Executor, Administrator, Trustee, or Guardian, please give full title as such.  If the shareholder is a corporation, please sign the full corporate name by authorized officer.  If the shareholder is a partnership, please sign in partnership name by authorized person.

Shareholder Signature	Date	Shareholder Signature (Joint Owners)	Date

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET,
PLEASE READ THE INSTRUCTIONS ON THE REVERSE SIDE

Important Notice Regarding the Availability of Proxy Materials for the Shareholder
Meeting to be Held on May 16, 2018

of the

OHIO VALLEY BANC CORP.
NOTICE OF ANNUAL MEETING

To Be Held On:
May 16, 2018
4:00 p.m. – Social Hour
5:00 p.m. – Annual Meeting
Morris and Dorothy Haskins
Ariel Theatre
426 Second Avenue
Gallipolis, OH 45631

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet.  We encourage you to access and review all of the important information contained in the proxy materials before voting.  We will mail a proxy card to you approximately 10 days after we first mail this Notice to you.

Please note that you cannot use this notice to vote by mail.

If you want to receive a paper or e-mail copy of the proxy materials, you must request one.  There is no charge to you for requesting a copy.  To facilitate timely delivery, please make the request as instructed below before April 27, 2018.

TO VIEW PROXY MATERIALS ONLINE:

Please visit http://bit.ly/OVBCdocs where the following materials are available for viewing:
•	Letter to Shareholders
•	Notice of Annual Meeting of Shareholders
•	Proxy Statement
•	Annual Report
•	Proxy Card

TO REQUEST PAPER OR E-MAIL PROXY MATERIALS, FOR THIS MEETING AS WELL AS FUTURE SHAREHOLDER MEETINGS:

Telephone:	1-740-578-3287 or toll free 1-800-468-6682, extension 3287
E-Mail:	mpwooten@ovbc.com or investorrelations@ovbc.com. Send your name, address and Control Number, located above the first paragraph on this Notice.
Mail:	Ohio Valley Banc Corp., P.O. Box 240, Gallipolis, OH 45631-0240
Internet:	Access the website http://bit.ly/OVBCdocs and follow the instructions provided.

TO VOTE:

In Person:	You may vote your shares in person by attending the Annual Meeting. You may obtain directions to the meeting by calling 1-740-578-3287 or toll free 1-800-468-6682, extension 3287.
Mail:	You may vote through a proxy card to be mailed approximately 10 days after we first mail this Notice to you.
Online:	You may vote online at http://www.ovbc.com beginning April 6, 2018. You will need to have your Control Number, located above the first paragraph on this Notice.

VOTING ITEMS:

1.	Election of three directors for a term expiring in 2021. (The Board recommends a vote FOR Anna P. Barnitz, Brent R. Eastman and Thomas E. Wiseman.)

2.	Approval, in a non-binding vote, of the compensation of the Company's named executive officers.

3.	Ratification of the selection of Crowe Horwath LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018.

4.	Such other business as may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE NOMINEES LISTED IN ITEM 1, "FOR" ITEM 2, AND A VOTE "FOR" ITEM 3.

TO:	PARTICIPANTS IN THE OHIO VALLEY BANC CORP. EMPLOYEES' STOCK OWNERSHIP PLAN AND TRUST

FROM:	MELISSA P. WOOTEN

DATE:	APRIL 6, 2018

SUBJECT:	VOTING WHOLE COMMON SHARES BY PARTICIPANTS ANNUAL SHAREHOLDERS' MEETING MAY 16, 2018

As a participant in the Ohio Valley Banc Corp. Employees' Stock Ownership Plan and Trust, you have the right to direct The Ohio Valley Bank Company, as Trustee, with respect to the exercise of voting rights of whole shares allocated to your account.

To the extent shares are not voted by the Plan participant, the Trustee will vote those shares in its sole and absolute discretion in the best interest of the Plan participants.

The Proxy Statement and Annual Report to Shareholders are attached.  After reading the proxy materials, you can submit your instruction electronically by using the "ESOP Proxy Voting Instructions" email which will be sent to you today.  After receipt of the email, click reply, enter your vote, and then click send.  Alternatively, you may print the attached instruction, complete it, sign it and return it to me.  Your completed instruction will direct The Ohio Valley Bank Company how to vote your Plan shares.

Sincerely,

/s/Melissa P. Wooten
Melissa P. Wooten
Assistant Vice President
Shareholder Relations Manager and Trust Officer

OHIO VALLEY BANC CORP.
420 Third Avenue
P.O. Box 240
Gallipolis, OH  45631

No. of Trust Shares:

Please indicate any address change above.

ESOP VOTING INSTRUCTIONS

Please fill in, sign, and return this instruction form.  Please sign exactly as your name appears hereon.

Shareholder Signature	Date

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to be held on May 16, 2018

The Proxy Statement, sample proxy card and Annual Report to Shareholders for the 2018 Annual Meeting are available on the Company's website at http://bit.ly/OVBCdocs.

OHIO VALLEY BANC CORP.

ESOP VOTING INSTRUCTION FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 16, 2018

THIS INSTRUCTION IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder(s) of common shares of Ohio Valley Banc Corp. (the "Company") allocated to the account of the undersigned under the Ohio Valley Banc Corp. Employees' Stock Ownership Plan ("ESOP") hereby instructs and directs the trustee of the ESOP to vote all of the common shares of the Company allocated to the account of the undersigned and entitled to be voted at the Annual Meeting of Shareholders of the Company, to be held at the Morris and Dorothy Haskins Ariel Theatre, 426 Second Avenue, Gallipolis, Ohio, on Wednesday, May 16, 2018 at 5:00 p.m., Eastern Daylight Saving Time, and at any adjournment(s) thereof, as follows:

1.	To elect the following three (3) directors to the Board of Directors for a term expiring in 2021:

Anna P. Barnitz             □ Vote For         □ Withhold Authority to Vote

Brent R. Eastman          □ Vote For         □ Withhold Authority to Vote

Thomas E. Wiseman     □ Vote For         □ Withhold Authority to Vote

2.	To approve, in a non-binding vote, the compensation of the Company's named executive officers.	FOR AGAINST ABSTAIN □ □ □

3.	To ratify the selection of Crowe Horwath LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018.	FOR AGAINST ABSTAIN □ □ □
4.	The individuals designated to vote this proxy are authorized to vote in their discretion upon any other matter which properly comes before the Annual Meeting or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE THREE NOMINEES LISTED IN ITEM 1, WHO HAVE BEEN NOMINATED BY THE BOARD OF DIRECTORS, "FOR" ITEM 2, AND "FOR" ITEM 3.

WHERE A CHOICE IS INDICATED, THE SHARES ALLOCATED TO THE ACCOUNT OF THE UNDERSIGNED WILL BE VOTED AS SPECIFIED.  IF NO CHOICE IS INDICATED OR IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE COMMON SHARES REPRESENTED BY THIS INSTRUCTION WILL BE VOTED IN THE DISCRETION OF THE TRUSTEE OF THE ESOP, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEE(S) AS THE DIRECTORS MAY RECOMMEND.

ALL INSTRUCTIONS PREVIOUSLY GIVEN BY THE UNDERSIGNED ARE HEREBY REVOKED.  THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE ANNUAL REPORT, NOTICE OF ANNUAL MEETING, AND PROXY STATEMENT FOR THE MAY 16, 2018 MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder
Meeting to be Held on May 16, 2018

of the

OHIO VALLEY BANC CORP.
NOTICE OF ANNUAL MEETING

TO: Employee Stock Ownership Plan Participants

To Be Held On:
May 16, 2018
4:00 p.m. – Social Hour
5:00 p.m. – Annual Meeting
Morris and Dorothy Haskins
Ariel Theatre
426 Second Avenue
Gallipolis, OH 45631

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet.  We encourage you to access and review all of the important information contained in the proxy materials before voting.

Please note that you cannot use this notice to vote by mail.

If you want to receive a paper or e-mail copy of the proxy materials, you must request one.  There is no charge to you for requesting a copy.  To facilitate timely delivery, please make the request as instructed below before April 27, 2018.

TO VIEW PROXY MATERIALS ONLINE:

Please visit http://bit.ly/OVBCdocs where the following materials are available for viewing:
•	Letter to Shareholders
•	Notice of Annual Meeting of Shareholders
•	Proxy Statement
•	Annual Report
•	Proxy Card

TO REQUEST PAPER OR E-MAIL PROXY MATERIALS, FOR THIS MEETING AS WELL AS FUTURE SHAREHOLDER MEETINGS:

Telephone:	1-740-578-3287 or toll free 1-800-468-6682, extension 3287
E-Mail:	mpwooten@ovbc.com or investorrelations@ovbc.com. Include your name and address.
Mail:	Ohio Valley Banc Corp., P.O. Box 240, Gallipolis, OH 45631-0240
Internet:	Access the website http://bit.ly/OVBCdocs and follow the instructions provided.

TO VOTE:

Online:	You may vote online with the electronic instruction card you will receive by email. Upon receipt of the electronic instruction card, click on reply, fill in, and click send.
Mail:	You may vote through an instruction card you will receive by email. Forward completed instruction card to the Trust Department.

VOTING ITEMS:

1.	Election of three directors for a term expiring in 2021. (The Board recommends a vote FOR Anna P. Barnitz, Brent R. Eastman and Thomas E. Wiseman.)

2.	Approval, in a non-binding vote, of the compensation of the Company's named executive officers.

3.	Ratification of the selection of Crowe Horwath LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018.

4.	Such other business as may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE NOMINEES LISTED IN ITEM 1, "FOR" ITEM 2, AND "FOR" ITEM 3.

To obtain directions to attend the Annual Meeting, please call Melissa P. Wooten, Assistant Vice President, Shareholder Relations Manager and Trust Officer, at 1-800-468-6682 or 1-740-578-3287.